SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)
                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]


Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                   PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
               (Name of registrant as specified in its charter)

                  PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                  (Name of person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________

        ______________________________________________________________________

    (5) Total fee paid:
        ______________________________________________________________________

[X] Fee paid previsouly with preliminary materials:____________________________


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                             265 FRANKLIN STREET
                         BOSTON, MASSACHUSETTS 02110



                                                                  May 4, 1998



To the Limited Partners of
PaineWebber Development Partners Four, Ltd.

        Fourth Development Fund, Inc. (the "Managing General Partner"), and Property Associates 1985, L.P. (the "Associate General Partner" and together with Managing General Partner, the "General Partners"), the General Partners of PaineWebber Development Partners Four, Ltd. (the "Partnership"), are pleased to report that a plan has been established for the sale of the Partnership's two remaining properties and the liquidation and dissolution (collectively, the "Sale and Liquidation") of the Partnership. As further described in the enclosed Consent Solicitation Statement, the Managing General Partner formulated this plan after a thorough evaluation of your investment and of each of the Partnership's two remaining properties, taking into consideration the properties' capital requirements and estimated future cash flow distributions, as well as the increased demand for apartment properties in the markets in which the Partnership's properties are located. Pursuant to the Sale and Liquidation, the Managing General Partner intends to market and sell the Partnership's two remaining properties and, thereafter, to liquidate and dissolve the Partnership. The Managing General Partner will only proceed with a sale of the Partnership's properties at prices which, given market conditions, the Managing General Partner believes are favorable to the Partnership and the Limited Partners.

        Under the terms of the Partnership Agreement, the affirmative vote of Limited Partners who own 51% or more of the total number of outstanding units of limited partnership interest in the Partnership ("Units") is required to approve the Sale and Liquidation. The purpose of this Consent Solicitation is to request that the Limited Partners consent to the Sale and Liquidation, on the enclosed consent card, so as to achieve the requisite approval.

        The Partnership was formed in June 1985 to invest either directly or through the acquisition of joint venture interests in a diversified portfolio of newly-constructed and to-be-constructed income-producing properties. The Partnership's original investment objectives were: (i) to preserve and protect the original capital invested in the Partnership; (ii) to achieve long-term capital appreciation through potential appreciation in the values of Partnership properties; (iii) to obtain tax losses during the early years of operations from deductions generated by investments; (iv) to provide annual distributions of cash flow from operations of the Partnership; and (v) to achieve accumulation of equity through reduction of mortgage loans on Partnership properties. Although the Managing General Partner made significant and ongoing efforts to achieve such objectives, these objectives remain largely unfulfilled. The Managing General Partner believes that much of the failure can be attributed to certain factors, such as generally depressed economic conditions during much of the term of the Partnership, changes in tax laws, oversupply of competing rental apartment properties in the markets in which the Partnership's properties are located, and resulting decreases in apartment property valuations.

        The original amount invested by Limited Partners in each Unit was $1,000. To date, Limited Partners have not received any distributions from the Partnership. The Managing General Partner estimates that the Sale and Liquidation would provide an aggregate of at least $10,000,000 for distribution (the "Distribution Amount") after the payment of certain fees and expenses associated with the sale of the Partnership's properties (including real estate sales commissions, legal fees and other closing costs) and that, under the terms of the Partnership Agreement, the Limited Partners would receive 100% of such Distribution Amount, or at least $240 per Unit. No part of the Distribution Amount, or any of such related fees and expenses, will be payable to the General Partners or their respective affiliates. The above estimate is based on a variety of assumptions relating to the Partnership's two remaining properties, as well as general business and economic conditions and other matters which are subject to significant uncertainties and contingencies, many of which are beyond the Partnership's control. Therefore, the above estimate is inherently imprecise and there can be no assurance that it will be realized. The actual proceeds of the Sale and Liquidation may vary materially from the amount estimated above.

        The Managing General Partner believes that approval of the proposed Sale and Liquidation will enable the Partnership to take advantage of current favorable market conditions, thus maximizing the Limited Partners' return of capital; however, as is the case generally in the real estate industry, there can be no assurance that such favorable market conditions will prevail or, alternatively, that the price at which each of the Partnership's properties could be sold will not increase after the sale of each of such properties is consummated. In addition, because the letter of credit that guarantees and secures the

Partnership's debt obligations with respect to its most valuable property, The Lakes at South Coast Apartments, expires on December 15, 1998, approval of the Sale and Liquidation will enable the Partnership to avoid a potential foreclosure.

        Enclosed for your review please find (i) a Consent Solicitation Statement to the Limited Partners of the Partnership, which describes the proposed Sale and Liquidation and (ii) a consent card. Please sign the enclosed consent card and promptly return it in the enclosed envelope in order to give your consent to the Sale and Liquidation.


        THE MANAGING GENERAL PARTNER RECOMMENDS THAT AT YOUR EARLIEST CONVENIENCE, BUT IN ANY EVENT BY JULY 3, 1998, YOU CONSENT TO THE PROPOSED SALE AND LIQUIDATION BY MARKING AN "X" IN THE APPROPRIATE BOX ON THE CONSENT CARD AND THEN SIGNING, DATING AND RETURNING THE CONSENT CARD IN THE ENCLOSED, POSTAGE PAID ENVELOPE.


        PLEASE NOTE THAT IT IS IMPORTANT THAT YOU VOTE, BECAUSE FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT. THE MANAGING GENERAL PARTNER WILL NOT BE ABLE TO PROCEED WITH THE SALE AND LIQUIDATION AS PROPOSED HEREIN UNLESS LIMITED PARTNERS OWNING 51% OR MORE OF THE OUTSTANDING UNITS VOTE TO CONSENT.

        Thank you for your assistance in this matter.



                                             Fourth Development Fund, Inc.
                                             Property Associates 1985, L.P.,


                                             /s/ Bruce J. Rubin
                                             Bruce J. Rubin
                                             President
                                             Fourth Development Fund, Inc.

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                             265 Franklin Street
                         Boston, Massachusetts 02110

                    -------------------------------------

                        CONSENT SOLICITATION STATEMENT


                                 MAY 4, 1998


                    --------------------------------------


                                 INTRODUCTION

General


        This Consent Solicitation Statement is furnished in connection with the solicitation of consents (the "Consent Solicitation") by Fourth Development Fund, Inc., a Delaware corporation (the "Managing General Partner"), and Property Associates 1985, L.P., a Virginia limited partnership (the "Associate General Partner" and, together with the Managing General Partner, the "General Partners"), the General Partners of PaineWebber Development Partners Four, Ltd., a Texas limited partnership (the "Partnership"). The General Partners are soliciting such consents in order to sell the Partnership's two remaining assets and, thereafter, to liquidate and dissolve the Partnership (collectively, the "Sale and Liquidation"). See "Consents Required to Approve the Sale and Liquidation." This Consent Solicitation Statement and enclosed consent card (the "Consent Card") are being mailed to limited partners of the Partnership (the "Limited Partners") on or about May 4, 1998. Please complete, date and sign the enclosed Consent Card and return it to the Partnership c/o MAVRICC Management Systems, Inc. ("MMS") in the enclosed postage paid envelope. The Consent Solicitation will expire upon the earlier of (i) the Consent Effective Date (as defined below) or (ii) 12:00 midnight on July 3, 1998 (the "Expiration Date").


        Under the Texas Revised Limited Partnership Act, a limited partnership may be dissolved at the time or upon the happening of events specified in its partnership agreement. The Amended and Restated Limited Partnership Agreement and Certificate of the Partnership (the "Partnership Agreement") provides that the affirmative vote of Limited Partners who own 51% or more of the total number of outstanding Units (as defined below) (the "Majority Vote") is required in order for the General Partners to sell substantially all of the Partnership's assets in a single sale, or in multiple sales in the same 12-month period, and to terminate and dissolve the Partnership prior to the end of its term. Following the Sale and Liquidation, the Managing General Partner shall apply and distribute the proceeds therefrom in the order specified in the Partnership Agreement.
See "Sale of Properties and the Liquidation Process."

          The Managing General Partner anticipates that the Sale would provide an aggregate of at least $10,000,000 for distribution (the "Distribution Amount") after the payment of certain fees and expenses associated with the sale of the Partnership's properties (including real estate sales commissions, legal fees and other closing costs) and that, under the terms of the Partnership Agreement, the Limited Partners would receive 100% of the Distribution Amount, or at least $240 per Unit. No part of the Distribution Amount, or any of such related fees and expenses, will be payable to the General Partners or their respective affiliates. The above estimate is based on a variety of assumptions relating to the Partnership's two remaining properties, as well as general business and economic conditions and other matters which are subject to significant uncertainties and contingencies, many of which are beyond the Partnership's control. Therefore, the above estimate is inherently imprecise and there can be no assurance that it will be realized. Actual proceeds of the Sale and Liquidation may vary materially from the amount estimated above. See "The Sale and Liquidation - Amounts Available for Distribution."

Approval of the Sale and Liquidation

        Upon approval of the Sale and Liquidation, the Managing General Partner shall take full account of the Partnership's assets and liquidate the assets as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice. Subsequent to the approval of the Sale and Liquidation, the Limited Partners will have no opportunity to evaluate or vote on the sale of, or the terms of any purchase offers for, the Partnership's properties, including the timing of any sale and the sale prices for such properties. See "Certain Considerations." If the Sale and Liquidation is not approved, the Managing General Partner will continue to manage the Partnership and its properties with a view towards preserving and protecting the capital of the Limited Partners and obtaining capital appreciation. In addition, the Managing General Partner will continue to evaluate market conditions on behalf of the Partnership and the Limited Partners in order to assess, recommend and implement disposition strategies over a period of time longer than 12 months.

Record Date


        The Managing General Partner has selected the close of business on April 28, 1998, which is the date four business days prior to the date this Consent Solicitation Statement is being mailed to Limited Partners, as the record date (the "Record Date") for determining those Limited Partners entitled to notice of and to vote the interests in the Partnership with respect to the matters set forth herein. As of such date, there were outstanding 41,644 units of limited partnership interests (the "Units").


Consents Required to Approve the Sale and Liquidation

        The Partnership Agreement provides that, with a Majority Vote, the General Partners may sell substantially all of the Partnership's assets and liquidate and dissolve the Partnership. The purpose of this Consent Solicitation is to request that the Limited Partners consent to the Sale and Liquidation, on the enclosed Consent Card, so as to achieve the requisite Majority Vote.

Procedure for Consenting to the Sale and Liquidation


        Properly completed Consent Cards will be counted on June 18, 1998, and approval of the Sale and Liquidation shall be effective at such time as MMS, as agent for the Partnership, shall have received unrevoked Consent Cards representing a Majority Vote consenting to the Sale and Liquidation (the "Consent Effective Date"). If a Majority Vote is not obtained by the above date, Consent Cards will continue to be received and counted for purposes of determining the existence of a Majority Vote; provided, however, that, pursuant to the Partnership Agreement, the Consent Effective Date may not be later than 60 days following the mailing of this Consent Solicitation Statement. If the Majority Vote is not obtained by such 60th day, the Sale and Liquidation will not have been approved by the Limited Partners and will not occur.


        Each Unit shall be entitled to one vote with respect to the proposed Sale and Liquidation. If a Limited Partner specifies a choice with respect to the matter identified on the form of Consent Card, the Consent Card and the associated Unit or Units will be counted in accordance with the specification so made. If a Limited Partner executes a Consent Card but fails to check a box marked "CONSENT" or "WITHHOLD CONSENT", such Limited Partner will be deemed to have consented to the Sale and Liquidation and such associated Unit or Units will count towards satisfying the Majority Vote requirement. If a Limited Partner checks the box marked "WITHHOLD CONSENT" or does not return the Consent Card, then such Limited Partner will be deemed not to have consented to the Sale and Liquidation and such associated Unit or Units will not count towards satisfying the Majority Vote requirement.


        Any Limited Partner who desires to revoke a previously executed Consent Card may do so by furnishing MMS with a later dated Consent Card or letter or other written notice stating such Limited Partner's name and that such Limited Partner wishes to revoke a previously executed Consent Card. Such letter or notice must be executed and bear a later date than the previously executed Consent Card. Such revocation will be deemed effective on the date of receipt by MMS at the following address: PaineWebber Development Partners Four, Ltd. c/o MAVRICC Management Systems, Inc., P.O. Box 7090, Troy, Michigan 48007-7090. Limited Partners are hereby advised that the delivery of a subsequently executed Consent Card will revoke all previously executed Consent Cards. Hence, the Limited Partners may revoke their Consent Cards at any time prior to the Consent Effective Date. After the Consent Effective Date, no revocations can be made.

Appraisal and Dissenters' Rights

        Limited Partners are advised that neither Texas law nor the Partnership Agreement provides them with any right to dissent from or seek an independent appraisal of the value of the Partnership or its assets.

Consent Solicitation Expenses


        The Partnership has retained D.F. King & Co., Inc. to assist in contacting the Limited Partners and will pay such firm a base fee of approximately $5,500 plus expenses for so acting. MMS will be paid a base fee of approximately $1,500 to assist in tabulating the Limited Partners votes. In addition, certain officers, representatives and regular employees of the General Partners may also contact the Limited Partners by telephone or telefax or in person. The entire cost of this solicitation will be borne by the Partnership.


                           THE SALE AND LIQUIDATION

        THE MANAGING GENERAL PARTNER BELIEVES THAT THE PROPOSED SALE AND LIQUIDATION IS IN THE BEST INTEREST OF THE LIMITED PARTNERS AND THAT THE LIMITED PARTNERS SHOULD VOTE TO "CONSENT" TO THE SALE AND LIQUIDATION.

Background of the Partnership

        The Partnership was formed in June 1985 to invest either directly or through the acquisition of joint venture interests in a diversified portfolio of newly-constructed and to-be-constructed income-producing properties. The Partnership's original investment objectives were: (i) to preserve and protect the original capital invested in the Partnership; (ii) to achieve long-term capital appreciation through potential appreciation in the values of Partnership properties; (iii) to obtain tax losses during the early years of operations from deductions generated by investments; (iv) to provide annual distributions of cash flow from operations of the Partnership; and (v) to achieve accumulation of equity through reduction of mortgage loans on Partnership properties. At the conclusion of the Partnership's initial offering period, 41,644 Units had been issued representing capital contributions of $41,644,000.

        The Partnership originally made investments in six operating investment properties: Clipper Cove Apartments, Quinten's Crossing Apartments, Parrot's Landing Apartments, The Lakes at South Coast Apartments, Harbour Pointe Apartments, and Lincoln Garden Apartments. Following the initial investment, each of the Partnership's properties was adversely affected by certain factors, such as generally depressed economic conditions during much of the term of the Partnership, changes in tax laws, oversupply of competing rental apartment properties in the markets in which the Partnership's properties are located, and resulting decreases in apartment property valuations. As a result of the competition caused by such oversupply, the joint ventures' high debt service costs, and weakened local economies, none of the joint ventures was able to meet its original debt service obligations without contributions from the joint venture owners. By 1992, the Partnership had lost its investments in Clipper Cove Apartments, Quinten's Crossing Apartments and Parrot's Landing Apartments, which together comprised approximately 38% of the Partnership's original investment portfolio, through foreclosure proceedings after the joint ventures failed to reach agreement with their respective lenders on acceptable modifications to their respective mortgage obligations or otherwise failed to find buyers for the properties.

        During this period, the Partnership did obtain more favorable financing terms on its three remaining properties; however, management realized that additional relief from debt service obligations and continued financial support from the joint venture partners would likely be required if the properties' operations did not improve. Through 1997, the Managing General Partner, along with the Partnership's joint venture partners, pursued workout negotiations with the respective mortgage holders on the remaining properties while also seeking potential buyers. In connection with such efforts, on September 18, 1997, the Partnership sold its interest in the Lincoln Garden Apartments ("Lincoln Garden") joint venture to its joint venture partner for $25,000. In effecting such sale, management considered that (i) during recent years, the operating performance of Lincoln Garden had deteriorated, (ii) since its inception, the Partnership had not received cash flow from this investment and no cash flow from this asset was projected for the future, and (iii) the joint venture partner had a priority position in the joint venture due to certain loans which it advanced to the joint venture to cover prior operating deficits. In addition, management determined that the outstanding first mortgage loan balance on Lincoln Gardens was in excess of its market value and that future increases in the property's value were unlikely. Because the property offered little or no opportunity for a return of equity, the Partnership negotiated a sale of its position to its joint venture partner.

        The Partnership has generated tax losses since inception. However, the benefits of such losses to investors have been significantly reduced by changes in the federal income tax laws subsequent to the organization of the Partnership. Furthermore, the Partnership's investment properties have not produced sufficient cash flow from operations to provide the Limited Partners with cash distributions to date.

Remaining Investment Properties

        The Partnership formed a joint venture on May 30, 1985 in accordance with the provisions of the laws of the State of California for the purpose of developing, owning and operating The Lakes at South Coast Apartments, a 770-unit apartment complex located in Costa Mesa, California ("The Lakes"). On September 26, 1991, in conjunction with a refinancing and modification of The Lakes joint venture's long-term indebtedness, the original joint venture partner transferred its interest in The Lakes joint venture to Development Partners, Inc., a Delaware corporation and a wholly-owned subsidiary of PaineWebber Group, Inc., and withdrew from the venture. As a result of the original joint venturer's withdrawal, the Partnership assumed control over the operations of The Lakes joint venture.

         On December 16, 1985, the Partnership acquired an interest in 71st Street Housing Partners, Ltd., a joint venture formed to develop, own and operate the Harbour Pointe Apartments, a 234-unit two-story garden apartment complex located in Bradenton, Florida ("Harbour Pointe"). Pursuant to an Amended and Restated Agreement of the Limited Partnership dated August 4, 1989, the general partner interests of the joint venturers were converted to limited partnership interests. As a result of the amendment, the Partnership, as the sole general partner, assumed control of the operations of the property.

        The operations of The Lakes and Harbour Pointe have been stabilized as a result of debt restructurings, and the properties do not currently require the use of the Partnership's cash reserves to support operations. Without these restructurings, the properties would most likely have been lost through foreclosure actions by the respective lenders. Each of these properties was financed with tax-exempt revenue bonds issued by local housing authorities. These restructured debt obligations bear interest at variable rates that, for the past several years, have remained 3 to 4 percent per annum below comparable conventional rates. Such favorable rates have allowed The Lakes and Harbour Pointe to generate excess cash flow after the payment of operating expenses and first mortgage debt service obligations. This cash flow has been used to maintain these properties in competitive condition and, in the case of The Lakes, to pay interest and principal on second and third mortgage loans incurred in connection with restructurings described above. If interest rates were to rise dramatically, The Lakes and Harbour Pointe joint ventures would require advances from the Partnership in order to continue paying their operating expenses and debt service obligations.

Reasons for the Sale and Liquidation

        General. The Managing General Partner has performed a thorough evaluation of whether it is now appropriate to undertake the Sale and Liquidation and has concluded it should be undertaken if favorable prices for The Lakes and Harbour Pointe can be achieved. The Managing General Partner believes that the proposed Sale and Liquidation would be in the best interest of the Limited Partners for each of the following reasons, taken together and without specifically placing any greater or lesser importance on any of them:

        o The Managing General Partner's analysis of current market conditions indicates that the market values of The Lakes and Harbour Pointe may be at a peak and that owning them for a longer period will not necessarily result in sales prices higher than those that currently could be achieved. Accordingly, the Managing General Partner believes that a sale of the properties in the near future will maximize the potential return from such properties to the Limited Partners.

        o Sales activity resulting from availability of investment capital has increased in the markets where the properties are located. The Managing General Partner believes that such increased sales activity, coupled with the indications of interest it has received, will enable the Partnership to obtain fair value for such properties and provide cash proceeds to the Limited Partners. See "Analysis of Remaining Investment Properties."

        o The letter of credit that guarantees and secures the principal and interest payments on The Lakes' secured debt expires on December 15, 1998. If the letter of credit is not extended by this expiration date, such debt will become immediately due and payable and would need to be repaid from the proceeds of a sale of The Lakes or a refinancing of the debt. If such a sale or refinancing could not be accomplished, the property could be subject to foreclosure by the lender. Given the high level of debt encumbering The Lakes (which includes the first mortgage indebtedness, the second and third mortgage obligations incurred in connection with restructuring, deferred interest and deferred letter of credit fees), there can be no assurance that the Partnership would be able to extend the existing letter of credit or obtain a substitute credit facility.

        o Due to the age and condition of The Lakes and Harbour Pointe and the effects of market competition, the Partnership may need to spend substantial capital to maintain these properties during the next few years if they are not sold. Selling The Lakes and Harbour Pointe will allow the Partnership to avoid this expense and pass such savings on to the Limited Partners.

        o There are numerous specific factors relating to each of the properties described below that further substantiate the Managing General Partner's belief that the Sale and Liquidation is in the best interest of the Limited Partners.

        Management believes that the recent improved conditions in the apartment segment of the real estate market have caused the values of The Lakes and Harbour Pointe to increase during recent months to a point where such values exceed the outstanding balances of the properties' debt encumbrances. There can be no assurance, however, that approval of the Sale and Liquidation will enable the Partnership to recover significant portions of its original invested capital.

        Analysis of Remaining Investment Properties. The Partnership's ability to recover any significant portion of its original capital will depend principally on the outcome of the sale of The Lakes, which represents substantially all of the aggregate value of the Partnership's two remaining properties. The Lakes is located in an extremely strong Orange County, California apartment market that continues to gain momentum. The improved market conditions in the Orange County area have resulted in a significant increase in the estimated market value of The Lakes in recent months. In 1997, the unemployment rate in Orange County declined to 3.5% as compared to 5.1% in Orange County in 1995 and 9.4% for all of California at the bottom of its depressed economic conditions in 1993. According to local economic data, Orange County added 50,000 jobs from 1995 to 1996. Additionally, the population in Orange County has grown an estimated 11.4% since 1990. As a result of these improved economic conditions, apartment occupancy levels and rental rates have grown beyond pre-recession levels with some properties reporting annual increases greater than 15%. The local market reported an average occupancy level of approximately 95% for 1997,as well as rental rate increases of 10% to 15% since the beginning of 1997. The Lakes' occupancy reached 99% in January 1997, and since that time rental rates have been substantially increased.

        Management believes that the unprecedented concurrence of aggressive apartment buyers who have access to an abundant supply of low cost capital seeking investment opportunities, the low interest rates on The Lakes' secured debt obligations and the dramatic increase in rental rates and operating efficiencies have created value in The Lakes that may not persist if any one or all of the favorable conditions were to change. Management further believes that the dramatic rental rate increases in the Orange County market may also be an indication that the market is approaching its peak. As a result, management retained a national brokerage firm in November 1997 to begin a formal marketing program for the purpose of soliciting proposals to acquire The Lakes. To date, the Partnership has received numerous indications of interest that suggest that The Lakes can be sold for a price in excess of the outstanding balance of its secured indebtedness, although the Partnership has not entered into a definitive agreement with any potential buyer and no assurances can be given regarding a final sales price.

        During the second quarter of fiscal 1998, the letter of credit issuer on Harbour Pointe approved the joint venture's application for an extension of the letter of credit from December 15, 1997 to December 2000. The new terms of the letter of credit agreement require the commencement of regular bond sinking fund contributions of $240,000 per annum to be paid in quarterly installments of $60,000 beginning February 15, 1998. The terms of the extension also increase the letter of credit fee from 1% to 1.25% per annum on the outstanding amount of $9,247,500, payable on a quarterly basis beginning February 15, 1998. The joint venture will also be required to make annual deposits to a lender-controlled escrow account equal to 75% of Harbour Pointe's annual net cash flow, as defined, for each fiscal year, beginning with fiscal 1998. All funds deposited to the escrow account will be returned to the joint venture upon the earlier of the termination and surrendering of the letter of credit to the lender or the achievement of a loan-to-value ratio equal to or less than 75%, as determined solely by the lender.

        Recent improvements in market conditions and in the operating performance of Harbour Pointe have increased its estimated market value to a level that exceeds the outstanding first mortgage loan balance. Nonetheless, significant additional appreciation would have to occur in order to achieve a loan-to-value ratio of 75% or less. As a result, the effect of the new terms of the Harbour Pointe letter of credit will be that the cash flow from the property's operations will no longer be available to cover the Partnership's future operating expenses, although the Partnership does have sufficient reserves to meet these expenses for the foreseeable future.

        In sum, because of the general and specific reasons stated above, the Managing General Partner believes that it is in the best interest of the Limited Partners to pursue the sale of The Lakes and Harbour Pointe and to liquidate and dissolve the Partnership. As is the case generally in the real estate industry, however, there can be no assurance that favorable market conditions will prevail or, alternatively, that the price at which each of such properties could be sold will not increase after the sale of each of such properties is consummated.

Amounts Available for Distribution

        Limited Partners originally invested $1,000 per Unit. To date, Limited Partners have not received any distributions from the Partnership. The Managing General Partner anticipates that the Distribution Amount would be at least $10,000,000. This amount includes the Partnership's cash reserves and is net of estimated fees and expenses associated with the sale of the Partnership's properties (including real estate sales commissions, legal fees and other closing costs) estimated to be approximately $2,500,000. Under the terms of the Partnership Agreement, management anticipates that the Limited Partners would receive 100% of the Distribution Amount, or at least $240 per Unit. No part of the Distribution Amount, or any of the related fees and expenses described above, will be payable to the General Partners or their respective affiliates. The above estimate is based on a variety of assumptions relating to the remaining properties, general business and economic conditions and other matters which are subject to significant uncertainties and contingencies, many of which are beyond the Partnership's control; therefore, such estimate is inherently imprecise and there can be no assurance that it will be realized. Actual proceeds of the Sale and Liquidation paid to the Limited Partners may vary materially from the amount estimated above.

                SALE OF PROPERTIES AND THE LIQUIDATION PROCESS

        Upon receipt of a Majority Vote in connection with this Consent Solicitation, the General Partners will have the authority, pursuant to
Section 2.02 of the Partnership Agreement, to sell The Lakes and Harbour Pointe in a single sale or in two separate sales in the same 12-month period and, pursuant to Section 10.01 of the Partnership Agreement, to liquidate and dissolve the Partnership. The purpose of this Consent Solicitation is to request that the Limited Partners consent to the Sale and Liquidation, on the enclosed Consent Card, so as to achieve the requisite Majority Vote.

        In accordance with the Partnership Agreement, the Distribution Amount will be applied and distributed as follows:

        1. First, to the payment of creditors of the Partnership in the order of priority provided by law, but excluding secured creditors, if any, whose obligations will be assumed or otherwise transferred upon the sale of a property. If the Sale and Liquidation had occurred as of December 31, 1997, the liabilities payable out of the proceeds therefrom would be those reflected on the Partnership's balance sheet as of December 31, 1997;

        2. Second, to the establishment of any reserves for contingencies which the Managing General Partner may consider necessary, including reserves which may provide for certain costs and expenses in connection with the Sale and Liquidation, the nature and amount of which cannot currently be estimated by the Managing General Partner; and

        3. Third, to the General Partners and Limited Partners, pursuant to Section 5.02 of the Partnership Agreement, which the Managing General Partner expects will result in 100% of the Distribution Amount (after satisfaction of those items listed above) from the Sale and Liquidation being shared among the Limited Partners.

The Limited Partners will be provided with a statement showing the distribution of the Distribution Amount.

        Section 8.04 of the Texas Revised Limited Partnership Act provides that the General Partners may wind up the affairs of a partnership subsequent to its dissolution and that subsequent to such a dissolution the General Partners may, among other things, (i) prosecute and defend civil, criminal or administrative suits and (ii) distribute to the partners of the

Partnership any remaining assets of the limited partnership. Accordingly, any unused funds in any reserves established by the General Partners, as described in paragraph 2 above, will be distributed by the General Partners in accordance with the provisions above at such time as the Managing General Partner determines in its reasonable judgment that such amounts are no longer necessary to satisfy their intended purpose or to satisfy any actual or anticipated shortfalls in amounts reserved for other purposes. The Managing General Partner intends to sell The Lakes and Harbour Pointe and distribute the entire Distribution Amount within nine months following the Consent Effective Date, although no assurances can be given that this timetable can be met.

        Upon approval of the Sale and Liquidation, the Managing General Partner will use its best efforts to consummate sales of The Lakes and Harbour Pointe upon terms and conditions, which the Managing General Partner expects, will maximize the Distribution Amount. Although none of the final terms of any sale of The Lakes or Harbour Pointe can be determined currently, the Managing General Partner will only consider transactions that are solely for cash.

                            CERTAIN CONSIDERATIONS

        The Managing General Partner cannot predict when a sale of The Lakes and Harbour Pointe will be consummated or when the Sale and Liquidation will be completed. Moreover, as is the case generally in the real estate industry, there can be no assurance that the favorable market conditions described above will continue, or alternatively, that the price at which each of such properties could be sold will not increase after the sale of each of such properties is consummated.

        Subsequent to the approval of the Sale and Liquidation, the Limited Partners will have no opportunity to evaluate or vote on the sale of, or the terms of any purchase offer for, the Partnership's properties, including the timing of any sale and the sale prices for such properties. Limited Partners are also advised that neither Texas law nor the Partnership Agreement provides them with any right to dissent from or seek an independent appraisal of the value of the Partnership or its assets. Accordingly, subsequent to approval of the Sale and Liquidation by the Limited Partners, the Limited Partners will receive whatever net proceeds are generated from the sale of The Lakes and Harbour Pointe based on terms approved solely by the Managing General Partner.

       THE MANAGING GENERAL PARTNER BELIEVES THAT THE PROPOSED SALE AND LIQUIDATION IS IN THE BEST INTEREST OF THE LIMITED PARTNERS AND THAT THE LIMITED PARTNERS SHOULD CONSENT TO THE SALE AND LIQUIDATION.

        If the Sale and Liquidation is not approved, the Managing General Partner will continue to manage the Partnership and its properties with a view towards preserving and protecting the capital of the Limited Partners and obtaining capital appreciation. In addition, the Managing General Partner will continue to evaluate market conditions on behalf of the Partnership and the Limited Partners in order to assess, recommend and implement disposition strategies over a period of time longer than 12 months. However, the letter of credit that guarantees and secures the principal and interest payments on The Lakes' secured debt expires on December 15, 1998. If the letter of credit is not extended by this expiration date, this mortgage debt will become immediately due and payable and would need to be repaid from the proceeds of a sale of The Lakes or a refinancing of the debt. If a sale or refinancing could not be accomplished, the property could be subject to foreclosure by the lender. Consequently, if the Sale and Liquidation is not approved, the portion of the Partnership's original invested capital which may be returned to the Limited Partners, if any, will largely depend upon the Partnership's ability to replace or extend the credit enhancement agreement for The Lakes joint venture, as well as future market conditions affecting The Lakes and Harbour Pointe, neither of which can presently be determined.

                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        As stated above, upon approval of the Sale and Liquidation, the Managing General Partner intends to sell the Partnership's properties and distribute the proceeds to the Limited Partners (after payment of certain expenses and priority items). See "Sale of Properties and The Liquidation Process." Such sales and distributions will be subject to U.S. federal income tax in the manner described below. Section references are to the Internal Revenue Code of 1986, as amended (the "Code").

        The following discussion does not address the U.S. federal income tax consequences of such sales and distributions to a "Non-U.S. Limited Partner". A "Non-U.S. Limited Partner" is a Limited Partner other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United

States or of any state thereof or (iii) an estate or trust whose income is includible in gross income for U.S. federal income tax purposes regardless of its source.

        General. As long as the Partnership is treated as a partnership for U.S. federal income tax purposes, it will not be subject to U.S. federal income tax. Rather, each Limited Partner and General Partner is required to report on his own U.S. federal income tax return his share of Partnership items of income, gain, loss, deduction and credit, including items realized in respect of the sale of the Partnership's properties, for each taxable year of the Partnership ending within or with his taxable year. Accordingly, each Limited Partner and each General Partner may be subject to tax on his distributive share of Partnership income regardless of whether any cash distribution is made to him. Each Limited Partner's basis in his Units is increased by the amount by which his distributable share of income exceeds any distributions made or deemed to be made (e.g., a deemed distribution resulting from a reduction of a Limited Partner's share of the Partnership's liabilities) to him during such year.

        Gain or Loss on the Sale of Partnership Property. Partnership real property and depreciable property used in the Partnership's business (which is not held for sale to customers in the ordinary course of business) and held more than one year is "section 1231 property." Losses (if any) realized by the Partnership from the sale of section 1231 property generally will constitute "passive activity losses" with respect to a Limited Partner, other than certain Limited Partners eligible to treat all of their rental real estate activities as a single activity. Passive activity losses can only offset passive activity income, until the Limited Partner disposes of his entire interest in the passive activity. Gain (if any) realized by the Partnership from the sale of section 1231 property will be "section 1231 gain" except as to depreciation subject to recapture under section 1245 of the Code and rent recapture under section 467 of the Code. A Limited Partner's share of any section 1231 gain from the Partnership in any year will be combined with any other section 1231 gains and/or allowed section 1231 losses incurred by the Limited Partner. If the section 1231 gains exceed the section 1231 losses, such net gains will be treated as long-term capital gains. However, a taxpayer's net section 1231 gains will be treated as ordinary income (rather than capital gain) to the extent of such taxpayer's net section 1231 losses within the preceding five years. In the case of any property, the gain reported by the Partnership will be measured by the excess of the amount realized from the sale over the Partnership's adjusted basis for that property. Consequently, the gain from any sale may exceed the actual cash proceeds realized upon the sale.

        Upon the Sale and Liquidation, a Limited Partner's share of any Partnership losses previously suspended pursuant to the passive activity loss rules will first be used to offset the gain, if any, realized as a result of the Sale and Liquidation. To the extent a Limited Partner's share of Partnership losses previously suspended exceeds that Limited Partner's share of the gain, if any, realized from the Sale and Liquidation, any remaining loss will be available first to offset passive income from other passive activities, with the remainder, if any, available to offset income from any source. To the extent a Limited Partner's share of the gain, if any, realized from the Sale and Liquidation exceeds that Limited Partner's share of Partnership losses previously suspended, any remaining gain from the Liquidation may be offset by current or previously suspended losses from other passive activities of the Limited Partner.

        The distribution of cash to a Limited Partner pursuant to the Sale and Liquidation will be treated as a taxable distribution, with the amount of taxable gain (or loss) realized equal to the difference between (i) the amount of cash received plus such Limited Partner's share of any reduction of Partnership liabilities and (ii) the tax basis of such Limited Partner's Units.

        Gain or loss realized on the Sale and Liquidation will be treated as capital gain or loss, and will be long term a Unit has been held by a Limited Partner for more than one year when the Sale and Liquidation is consummated. Capital losses generally are deductible only to the extent of capital gains plus, in the case of a non-corporate Limited Partner, up to $3,000 of ordinary income. Capital losses realized upon the Sale and Liquidation may be utilized to offset capital gains from other sources and may be carried forward, subject to applicable limitations.


        SPECIAL CONSIDERATIONS MAY BE APPLICABLE TO PARTICULAR TYPES OF LIMITED PARTNERS. LIMITED PARTNERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF DISPOSING OF UNITS IN THE PARTNERSHIP PURSUANT TO THE SALE AND LIQUIDATION, UNDER NOT ONLY THE U.S. FEDERAL INCOME TAX LAWS BUT ALSO APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

                           SELECTED FINANCIAL DATA

        The following selected financial data should be read in conjunction with the Consolidated Financial Statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Partnership's Form 10-K and Form 10-Q (each as defined below) set forth herein as Exhibit A and Exhibit B, respectively.

                 PaineWebber Development Partners Four, Ltd.
               For the Nine Months Ended December 31, 1997 and
                1996 and the Years ended March 31, 1997, 1996,
                             1995, 1994 and 1993
                   (in thousands except for per Unit data)

                                Nine Months Ended
                                   December 31,                      Years ended March 31,
                                -----------------       ----------------------------------------------------
                                 1997       1996        1997        1996        1995        1994        1993
                                 ----       ----        ----        ----        ----        ----        ----
Revenues                      $  8,522    $  8,182    $ 11,142    $ 10,644    $ 10,275    $ 10,481    $ 10,359
Operating loss                $   (949)   $ (1,330)   $   (909)   $ (2,557)   $ (2,047)   $ (1,503)   $ (2,141)
Partnership's share of
    unconsolidated
    venture losses            $   (150)   $    (92)   $   (152)   $   (124)   $    (35)   $   (101)   $ (1,032)
Partnership's share
    of gain on transfer
    of assets at
    foreclosure                   --          --          --          --          --          --      $    821
Income (loss) before
    extraordinary items       $    987    $ (1,349)   $ (1,048)   $ (2,613)   $ (2,082)   $ (1,604)   $ (2,350)
Partnership's share of
    extraordinary gains on
    settlement of debt
    obligation                    --          --          --          --          --          --      $  6,968
Net income (loss)             $    987    $ (1,349)   $ (1,048)   $ (2,613)   $ (2,082)   $ (1,604)   $  4,618

Per Unit data: (1)
   Income (loss) before
        extraordinary items   $  20.68    $ (30.81)   $ (23.90)   $ (59.60)   $ (47.48)   ($ 36.59)   $ (54.64)
   Extraordinary gains            --          --          --          --          --          --      $ 150.23
   Net income (loss)          $  20.68    $ (30.81)   $ (23.90)   $ (59.60)   $ (47.48)   $ (36.59)   $  95.59

Total assets                  $ 72,744    $ 74,968    $ 73,942    $ 76,127    $ 77,924    $ 80,500    $ 83,600
Mortgage loans payable        $ 94,247    $  9,125    $  9,125    $  9,125    $  9,125    $ 97,948    $ 99,856
Long-term debt in default         --      $ 86,370    $ 85,903    $ 87,489    $ 87,832        --          --

---------------
(1)  Based on 41,644 Units outstanding at each period end.

                    SECURITY OWNERSHIP OF GENERAL PARTNERS

        As of the date hereof, each General Partner owns one Unit. In addition, ATL, Inc., an affiliate of the Managing General Partner, owns 200 Units. Accordingly, the General Partners and their affiliates, as a group, own less than one percent of the outstanding Units entitled to vote.

                                OTHER MATTERS

Meetings

        Even though the Partnership is not required to and does not conduct Partnership meetings, the Managing General Partner may call a Partnership meeting at any time, and is required to call a Partnership meeting within 10 days after receipt of a written request for such a meeting by Limited Partners who are the record holders of more than 10% of the total outstanding Units. Partnership meetings shall be held at a time and place fixed by the Managing General Partner. As of the date hereof, the Managing General Partner has not received any written requests by any Limited Partner for a Partnership meeting.

        IF YOU ARE A LIMITED PARTNER ON THE RECORD DATE, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING CONSENT CARD IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE, BUT IN ALL INSTANCES BEFORE THE EXPIRATION DATE.

Legal Proceedings

        The Managing General Partner is a wholly owned subsidiary of PaineWebber Group, Inc. ("PaineWebber"). Between 1994 and 1997, PaineWebber was involved in litigation arising out of the sponsorship by PaineWebber and certain affiliates of various limited partnership investments and real estate investment trusts, including those offered by the Partnership. These matters have been settled. For further information on the foregoing legal proceedings, refer to Item 3 of the Partnership's Form 10-K attached as Exhibit A hereto.

Further Information

        All questions about the Sale and Liquidation or about the Partnership generally should be directed to the Partnership's Investor Services Department at (800) 225-1174, Option 2.

Information Delivered with Consent Solicitation Statement

        This Consent Solicitation Statement is accompanied by the Partnership's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the "Form 10-K") as Exhibit A and the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997 (the "Form 10-Q") as Exhibit B. Such documents are incorporated by reference herein and shall be deemed to be a part hereof. In addition, all reports and other documents filed by the Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the expiration of the Consent Solicitation shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

        Exhibits to the Form 10-K and Form 10-Q, and any and all other documents incorporated by reference herein, are available without charge to any person, upon oral or written request, from PaineWebber Properties, Inc., 265 Franklin Street, 15th Floor, Boston, Massachusetts 02110, or toll free at
(800) 225-1174, Option 2. Any document so requested will be furnished by first-class mail or other equally prompt means within one business day of receipt of such request.

                                 FOURTH DEVELOPMENT FUND, INC.
                                 as Managing General Partner of
                                 PaineWebber Development Partners Four, Ltd.


                                 /s/ Bruce J. Rubin
                                 Bruce J. Rubin
Boston, Massachusetts            President
May 4, 1998                      Fourth Development Fund, Inc.

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                                 EXHIBITS TO
                        CONSENT SOLICITATION STATEMENT
                                    DATED
                                 MAY 4, 1998



































                            EXHIBIT INDEX

Exhibit Number                                                 Description
--------------                                                 -----------
      A                     Form 10-K for Fiscal Year Ended March 31, 1997
      B                     Form 10-Q for Fiscal Year Ended December 31, 1997

                                  EXHIBIT A

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.

                          ANNUAL REPORT ON FORM 10-K
                   FOR THE FISCAL YEAR ENDED MARCH 31, 1997

                                  THIS PAGE

                                INTENTIONALLY

                                     LEFT

                                    BLANK

                                                                     Exhbit A

                   U. S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 10-K

   X           ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
 -----                 SECURITIES EXCHANGE ACT OF 1934

                    FOR FISCAL YEAR ENDED: MARCH 31, 1997

                                      OR

 -----     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                For the transition period from      to      .
                                              -----    -----

                       Commission File Number: 0-17150
                                               -------

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.

         Texas                                                76-0147579
         -----                                                ----------
  (State of organization)                                  (I.R.S. Employer
                                                         Identification  No.)

 265 Franklin Street, Boston, Massachusetts                     02110
 ------------------------------------------                    ------
 (Address of principal executive office)                      (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                    -------------
Securities registered pursuant to Section 12(b) of the Act:
                                                    Name of each exchange on
Title of each class                                     which registered
-------------------                                 ------------------------
       None                                                     None

Securities registered pursuant to Section 12(g) of the Act:

                    UNITS OF LIMITED PARTNERSHIP INTEREST
                    -------------------------------------
                               (Title of class)

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any
amendment to this Form 10-K.   X
                             -----

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days. Yes   X    No     .
                                                   -----    -----

State the aggregate market value of the voting stock held by non-affiliates of the registrant. Not applicable.

                     DOCUMENTS INCORPORATED BY REFERENCE
Documents                                                  Form 10-K Reference
---------                                                  -------------------
Prospectus of registrant dated                             Part IV
September 11, 1985, as supplemented

                                                                    Exhibit A


                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                                1997 FORM 10-K

                              TABLE OF CONTENTS


PART I                                                                 Page
--------                                                               ----
Item      1   Business                                                  I-1

Item      2   Properties                                                I-3

Item      3   Legal Proceedings                                         I-3


Item      4   Submission of Matters to a Vote
                 of Security Holders                                    I-5


PART II
--------
Item      5   Market for the Partnership's Limited Partnership
                 Interests and Related Security Holder Matters         II-1

Item      6   Selected Financial Data                                  II-1

Item      7   Management's Discussion and Analysis of Financial
                 Condition and Results of Operations                   II-2


Item      8   Financial Statements and Supplementary Data              II-7

Item      9   Changes in and Disagreements with Accountants
                 on Accounting and Financial Disclosure                II-7


PART III
--------
Item      10  Directors and Executive Officers of the Partnership     III-1

Item      11  Executive Compensation                                  III-2

Item      12  Security Ownership of Certain Beneficial Owners
                 and Management                                       III-3

Item      13  Certain Relationships and Related Transactions          III-3

PART IV
--------
Item      14  Exhibits, Financial Statement Schedules and
                 Reports on Form 8-K                                   IV-1

Signatures                                                             IV-2

Index to Exhibits                                                      IV-3

Financial Statements and Supplementary Data                     F-1 to F-23

                                  Exhibit A


      This Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Partnership's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference are discussed in Item 7 in the section entitled "Certain Factors Affecting Future Operating Results" beginning on page II-5 of this Form 10-K.


                                    PART I

Item 1.  Business

       PaineWebber Development Partners Four, Ltd. (the "Partnership") is a limited partnership formed in June 1985 under the Uniform Limited Partnership Act of the State of Texas to invest either directly or through the acquisition of joint venture interests in a diversified portfolio of newly-constructed and to-be-constructed income-producing properties. On September 9, 1986, the Partnership elected to extend the offering period to the public through September 10, 1987 and reduced the maximum offering amount to 42,000 Partnership Units (at $1,000 per Unit) from 100,000 Units. At the conclusion of the offering period 41,644 Units had been issued representing capital contributions of $41,644,000. Limited Partners will not be required to make any additional capital contributions.

       As of March 31, 1997, the Partnership had investments, through joint ventures and limited partnerships, in three residential apartment complexes referred to below:


Name of Joint Venture
or Limited Partnership                                Date of
Name and Type of Property                             Acquisition       Type of
Location                                  Size        of Interest       Ownership (1)
----------------------------              ----        -----------       -------------

The Lakes Joint Venture                  770 units      11/1/85         Fee ownership of land and
The Lakes at South Coast Apartments                                     improvements (through
Costa Mesa, California                                                  joint venture partnership)

Lincoln Garden Apartments                200 units      11/15/85        Fee ownership of land and
  Joint Venture                                                         improvements (through
Lincoln Garden Apartments                                               joint venture partnership)
Tucson, Arizona

71st Street Housing Partners, Ltd.       234 units      12/16/85        Fee ownership of land and
Harbour Pointe Apartments                                               improvements (through
Bradenton, Florida                                                      limited partnership)

(1) See Notes to the financial statements filed with this Annual Report for a description of the long-term mortgage indebtedness secured by the Partnership's operating property investments and for a description of the agreements through which the Partnership has acquired these real estate investments.

       The Partnership originally had investments in six operating investment properties. Through March 31, 1997, three of these properties had been forfeited through foreclosure proceedings. During the fourth quarter of fiscal 1991, due to a default by the Quinten's Crossing Joint Venture under the terms of its first mortgage loan, the lender was granted, by Court order, the right to foreclose on the venture's operating property. As a result, on April 1, 1991, the Partnership's co-venturer filed an involuntary petition under Chapter 11 of the United States Bankruptcy Code on behalf of the venture. The bankruptcy petition prevented an immediate foreclosure action. However, the venture partners and the lender were unable to reach an agreement on an acceptable modification of the mortgage obligation. Accordingly, on August 27, 1992, the Partnership and its co-venturer forfeited their interests in Quinten's Crossing to the mortgage lender. The Parrot's Landing Joint Venture had stopped making the required debt service payments to the mortgage lender on February 1, 1990. Because of the defaults, the mortgage lender had the right to accelerate payment on the entire balance of the mortgage note. The mortgage lender had given the joint venture formal notice of default and had filed for foreclosure. On October 16, 1992, the Partnership and the co-venturer forfeited their interests in Parrot's Landing to the mortgage holder in settlement of the foreclosure proceedings, after protracted negotiations failed to produce an acceptable loan modification agreement. The Partnership also originally had an investment, through a limited partnership, in the Clipper Cove Apartments, located in Boynton Beach, Florida. On March 5, 1990, the Clipper Cove Apartments, owned by The Landing Apartments, Ltd., was foreclosed on by the mortgage lender. The lender was entitled to foreclose on the property because of the inability of the venture to make the required debt service payments due on the mortgage loan. Negotiations to modify the loan terms and efforts by the Partnership to locate a buyer for the property were unsuccessful. As a result of these transactions, the Partnership no longer owns any interest in these three properties.


       The Partnership's original investment objectives were:

(1) to preserve and protect the original capital invested in the Partnership;
(2) to achieve long-term capital appreciation through potential appreciation in the values of Partnership properties;
(3) to obtain tax losses during the early years of operations from deductions generated by investments;
(4) to provide annual distributions of cash flow from operations of the Partnership;
(5) to achieve accumulation of equity through reduction of mortgage loans on Partnership properties.

       The Partnership's operating investment properties have been adversely affected by an oversupply of competing rental apartment properties in the markets in which the properties are located. The effects of the resulting competition, combined with high debt service costs and weakened local economies, resulted in the inability of all of the joint ventures to meet their original debt service obligations without contributions from the venture owners. This situation has caused the Partnership to lose its investments in the Clipper Cove Apartments, Quinten's Crossing Apartments and Parrot's Landing Apartments through foreclosure proceedings, as discussed above. These three properties comprised approximately 38% of the Partnership's original investment portfolio. Furthermore, while the three remaining ventures have obtained more favorable financing terms, additional relief from debt service obligations and continued financial support from the venture partners may be required if the properties' operations do not improve. The Managing General Partner, along with the Partnership's co-venture partners, has pursued workout negotiations with the mortgage holders on all of the operating investment properties in efforts to obtain relief from debt service obligations in order to protect the Partnership's invested capital. Despite such efforts, which have been partially successful, the Partnership will be unable to achieve most of its original objectives due to the foreclosure losses of a substantial portion of the original investment portfolio and the declines in value which have been experienced with respect to the remaining investment properties.

       The Managing General Partner's strategy has been, and continues to be, to marshall the Partnership's resources for use in protecting the investment properties with the best long-term financial prospects in order to return as much of the invested capital as possible. The portion of the Partnership's original invested capital which may be returned to the Limited Partners, if any, will depend upon the ultimate selling prices obtained for the three remaining investment properties, which cannot presently be determined. At the present time, all three remaining properties have estimated market values which are below the balances of their outstanding debt obligations. It remains to be seen whether such market values will recover sufficiently over the Partnership's remaining holding period to provide any meaningful cash return to the Limited Partners. The Partnership has generated tax losses since inception. However, the benefits of such losses to investors have been significantly reduced by changes in the federal income tax laws subsequent to the organization of the Partnership. Furthermore, the Partnership's investment properties have not produced sufficient cash flow from operations to provide the Limited Partners with cash distributions to date.

      All of the Partnership's investment properties are located in real estate markets in which they face significant competition for the revenues they generate. The apartment complexes compete with numerous projects of similar type generally on the basis of price and amenities. Apartment properties in all markets also compete with the local single family home market for prospective tenants. The continued availability of low interest rates on home mortgage loans has increased the level of this competition over the past several years. However, the impact of the competition from the single-family home market has generally been offset by the lack of significant new construction activity in the multi-family apartment market over most of this period. The pace of new construction activity picked up somewhat in the local markets in which the Partnership's properties are located beginning in fiscal 1996.

       The Partnership has no real property investments located outside the United States. The Partnership is engaged solely in the business of real estate investment, therefore presentation of information about industry segments is not applicable.

       The Partnership has no employees; it has, however, entered into an Advisory Contract with PaineWebber Properties Incorporated (the "Adviser"), which is responsible for the day-to-day operations of the Partnership. The Adviser is a wholly-owned subsidiary of PaineWebber Incorporated ("PWI"), a wholly-owned subsidiary of PaineWebber Group Inc. ("PaineWebber").

       The general partners of the Partnership (the "General Partners") are Fourth Development Fund Inc. and Property Associates 1985, L.P. Fourth Development Fund Inc. (the "Managing General Partner"), a wholly-owned subsidiary of PaineWebber, is the managing general partner of the Partnership. The associate general partner is Properties Associates 1985, L.P. (the "Associate General Partner"), a Virginia limited partnership, certain limited partners of which are also officers of the Adviser and the Managing General Partner.

       The terms of transactions between the Partnership and affiliates of the Managing General Partner of the Partnership are set forth in Items 11 and 13 below to which reference is hereby made for a description of such terms and transactions.

Item 2.  Properties

       As of March 31, 1997, the Partnership owned interests in three operating properties through joint ventures and limited partnerships. These joint ventures and limited partnerships and the related properties are referred to under Item 1 above to which reference is made for the name, location and description of each property.

      Occupancy figures for each fiscal quarter during 1997, along with an average for the year, are presented below for each property:

                                      Percent Occupied at
                     -------------------------------------------------------
                                                                   Fiscal 1997
                     6/30/96     9/30/96    12/31/96     3/31/97     Average
                     -------     -------    --------     -------   -----------

The Lakes              95%         98%         98%         98%         97%

Lincoln Garden
 Apartments            92%         90%         85%         90%         89%

Harbour Pointe
 Apartments            93%         93%         95%         95%         94%



Item 3.  Legal Proceedings

             In November 1994, a series of purported class actions (the "New York Limited Partnership Actions") were filed in the United States District Court for the Southern District of New York concerning PaineWebber Incorporated's sale and sponsorship of various limited partnership investments and REIT Stocks, including those offered by the Partnership. The lawsuits were brought against PaineWebber Incorporated and Paine Webber Group Inc. (together "PaineWebber"), among others, by allegedly dissatisfied partnership investors. In March 1995, after the actions were consolidated under the title In re PaineWebber Limited Partnership Litigation, the plaintiffs amended their complaint to assert claims against a variety of other defendants, including Fourth Development Fund Inc. and Properties Associates 1985, L.P. ("PA1985"), which are the Managing General Partners of the Partnership and affiliates of PaineWebber. On May 30, 1995, the court certified class action treatment of the claims asserted in the litigation.

     The amended complaint in the New York Limited Partnership Actions alleged that, in connection with the sale of interests in PaineWebber Development Partners Four, Ltd., PaineWebber, including Fourth Development Fund Inc. and PA1985 (1) failed to provide adequate disclosure of the risks involved; (2) made false and misleading representations about the safety of the investments and the Partnership's anticipated performance; and (3) marketed the Partnership to investors for whom such investments were not suitable. The plaintiffs, who purported to be suing on behalf of all persons who invested in PaineWebber Development Partners Four, Ltd., also alleged that following the sale of the partnership interests, PaineWebber, including Fourth Development Fund Inc. and PA1985 misrepresented financial information about the Partnership's value and performance. The amended complaint alleged that PaineWebber, including Fourth Development Fund Inc. and PA1985 violated the Racketeer Influenced and Corrupt Organizations Act ("RICO") and the federal securities laws. The plaintiffs sought unspecified damages, including reimbursement for all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the limited partnerships. In addition, the plaintiffs also sought treble damages under RICO.

          In January 1996, PaineWebber signed a memorandum of understanding with the plaintiffs in the New York Limited Partnership Actions outlining the terms under which the parties have agreed to settle the case. Pursuant to that memorandum of understanding, PaineWebber irrevocably deposited $125 million into an escrow fund under the supervision of the United States District Court for the Southern District of New York to be used to resolve the litigation in accordance with a definitive settlement agreement and plan of allocation. On July 17, 1996, PaineWebber and the class plaintiffs submitted a definitive settlement agreement which provides for the complete resolution of the class action litigation, including releases in favor of the Partnership and PWPI, and the allocation of the $125 million settlement fund among investors in the various partnerships and REITs at issue in the case. As part of the settlement, PaineWebber also agreed to provide class members with certain financial guarantees relating to some of the partnerships and REITs. The details of the settlement are described in a notice mailed directly to class members at the direction of the court. A final hearing on the fairness of the proposed settlement was held in December 1996, and in March 1997 the court announced its final approval of the settlement. The release of the $125 million of settlement proceeds has not occurred to date pending the resolution of an appeal of the class action settlement by two of the plaintiff class members. As part of the settlement agreement, PaineWebber has agreed not to seek indemnification from the related partnerships and real estate investment trusts at issue in the litigation (including the Partnership) for any amounts that it is required to pay under the settlement.

             In February 1996, approximately 150 plaintiffs filed an action entitled Abbate v. PaineWebber Inc. in Sacramento, California Superior Court against PaineWebber Incorporated and various affiliated entities concerning the plaintiffs' purchases of various limited partnership interests, including those offered by the Partnership. The complaint alleged, among other things, that PaineWebber and its related entities committed fraud and misrepresentation and breached fiduciary duties allegedly owed to the plaintiffs by selling or promoting limited partnership investments that were unsuitable for the plaintiffs and by overstating the benefits, understating the risks and failing to state material facts concerning the investments. The complaint sought compensatory damages of $15 million plus punitive damages against PaineWebber. In June 1996, approximately 50 plaintiffs filed an action entitled Bandrowski v. PaineWebber Inc. in Sacramento, California Superior Court against PaineWebber Incorporated and various affiliated entities concerning the plaintiffs' purchases of various limited partnership interests, including those offered by the Partnership. The complaint was very similar to the Abbate action described above and sought compensatory damages of $3.4 million plus punitive damages against PaineWebber. In September 1996, the court dismissed many of the plaintiffs' claims in both the Abbate and Bandrowski actions as barred by applicable securities arbitration regulations. Mediation with respect to the Abbate and Bandrowski actions was held in December 1996. As a result of such mediation, a settlement between PaineWebber and the plaintiffs was reached which provided for the complete resolution of both actions. Final releases and dismissals with regard to these actions were received subsequent to March 31, 1997.

          Based on the settlement agreements discussed above covering all of the outstanding unitholder litigation, and notwithstanding the appeal of the class action settlement referred to above, management does not expect that the resolution of these matters will have a material impact on the Partnership's financial statements, taken as a whole.

       The Partnership is not subject to any other material pending legal proceedings.

Item 4.  Submission of Matters to a Vote of Security Holders

          None.

                                  Exhibit A
                                   PART II
                                   -------


Item 5. Market for the Partnership's Limited Partnership Interests and Related Security Holder Matters

       At March 31, 1997 there were 3,045 record holders of Units in the Partnership. There is no public market for the resale of Units, and it is not anticipated that a public market for the resale of Units will develop. The Managing General Partner will not redeem or repurchase Units.

Item 6. Selected Financial Data


                 PaineWebber Development Partners Four, Ltd.
        For the years ended March 31, 1997, 1996, 1995, 1994 and 1993
                   (in thousands except for per Unit data)

                                                          Years ended March 31,
                                        ------------------------------------------------------
                                        1997         1996         1995        1994        1993
                                        ----         ----         ----        ----        ----

Revenues                               $ 11,142    $ 10,644    $ 10,275    $ 10,481    $ 10,359

Operating loss                         $   (909)   $ (2,557)   $ (2,047)   $ (1,503)   $ (2,141)

Partnership's share of
 unconsolidated ventures' losses       $   (152)   $   (124)   $    (35)   $   (101)   $ (1,032)

Partnership's share of gain on
 transfer of assets at foreclosure         --          --          --          --      $    821

Loss before extraordinary items        $ (1,048)   $ (2,613)   $ (2,082)   $ (1,604)   $ (2,350)

Partnership's share of
 extraordinary gains on
 settlement of  debt obligations           --          --          --          --      $  6,968

Net income (loss)                      $ (1,048)   $ (2,613)   $ (2,082)   $ (1,604)   $  4,618

Per Limited Partnership Unit:
     Loss before extraordinary items   $ (23.90)   $ (59.60)   $ (47.48)   $ (36.59)   $ (54.64)

     Extraordinary gains                   --          --          --          --      $ 150.23

     Net income (loss)                 $ (23.90)   $ (59.60)   $ (47.48)   $ (36.59)   $  95.59

Total assets                           $ 73,942    $ 76,127    $ 77,924    $ 80,500    $ 83,600

Mortgage loans payable                 $  9,125    $  9,125    $  9,125    $ 97,948    $ 99,856

Long-term debt in default              $ 85,903    $ 87,489    $ 87,832        --          --


       The above selected financial data should be read in conjunction with the financial statements and related notes appearing elsewhere in this Annual Report.

       The above per Limited Partnership Unit information is based upon the 41,644 Limited Partnership Units outstanding during each year.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Information Relating to Forward-Looking Statements

       The following discussion of financial condition includes forward-looking statements which reflect management's current views with respect to future events and financial performance of the Partnership. These forward-looking statements are subject to certain risks and uncertainties, including those identified below under the heading "Certain Factors Affecting Future Operating Results," which could cause actual results to differ materially from historical results or those anticipated. The words "believe", "expect", "anticipate," and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which were made based on facts and conditions as they existed as of the date of this report. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Liquidity and Capital Resources

       The Partnership offered limited partnership interests to the public from September 11, 1985 to September 5, 1987 pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933. Gross proceeds of $41,644,000 were received by the Partnership and, after deducting selling expenses and offering costs, approximately $32,751,000 was originally invested in joint venture interests in six residential apartment properties. The performance of the Partnership's investment properties has been adversely impacted by an oversupply of competing apartment units throughout the country and in the six local markets in which the properties are located. Through March 31, 1997, these conditions had resulted in the loss of three of the properties to foreclosure: Clipper Cove Apartments in March 1990, Quinten's Crossing Apartments in August 1992 and Parrot's Landing Apartments in October 1992. The foreclosures of these three properties represent a loss of approximately 38% of the Partnership's original investment portfolio.

       The operations of the three remaining assets, The Lakes at South Coast Apartments, the Harbour Pointe Apartments and the Lincoln Garden Apartments, have been stabilized as a result of debt restructurings, and the properties do not currently require the use of the Partnership's cash reserves to support operations. Nonetheless, the properties would not operate at or above breakeven under conventional financing terms based on the current outstanding principal amounts owed. All three of these properties have been financed with taxexempt revenue bonds issued by local housing authorities. The interest rates on all three of these restructured debt obligations are now variable rates which are based on comparable rates on similar taxexempt obligations. Such rates have remained 3 to 4 percent per annum below comparable conventional rates over the past several years. The debt modification agreement for The Lakes was structured with certain debt service reserves and accrual features intended to help absorb interest rate fluctuations. The Lakes Joint Venture currently has over $1.1 million of lender-controlled reserves in place to help cover possible future debt service shortfalls. The additional restricted cash on the accompanying consolidated balance sheet as of March 31, 1997 of approximately $2.5 million relates to operating cash accounts of The Lakes Joint Venture in which disbursements are restricted by the lender. The Harbour Pointe and Lincoln Garden joint ventures would require advances from the venture partners, principally the Partnership in the case of Harbour Pointe, if future cash flows are insufficient to cover any increases in debt service payments.

       The primary letter of credit which collateralizes the Lincoln Garden mortgage loan matured during May 1997. A tentative extension to the letter of credit for Lincoln Garden has been negotiated with the existing issuer, and the final documents to formalize the extension are in the process of being reviewed and executed. The new letter of credit would have a two-year term and would expire in May 1999. There are no assurances, however, that this agreement will be finalized. Failure to finalize the extension agreement could result in the initiation of foreclosure proceedings on the Lincoln Garden property. The outcome of this situation cannot presently be determined. The Partnership has also initiated discussions with the issuer of the letter of credit on the Harbour Pointe Apartments, which is scheduled to expire on December 15, 1997. Management is currently evaluating its options for renewing this letter of credit. In response to a request from the issuer, the Partnership has filed an application to extend the letter of credit for a three-year period. If the application is approved as submitted, the extended letter of credit would mature in December 2000. The new terms of the letter of credit agreement would require the commencement of regular principal amortization payments on the underlying first mortgage loan and would restrict the Partnership's access to excess net cash flow from property operations. If the letter of credit is not renewed, the mortgage loan would become immediately due and payable upon the December 1997 expiration date and would need to be repaid from the proceeds of a sale or refinancing of the operating investment property. If a sale or refinancing could not be accomplished, the property could be subject to foreclosure by the lender. The outcome of this situation cannot presently be determined.

       As previously reported, the Reimbursement Agreement which governs the secured debt obligations of The Lakes Joint Venture contains certain restrictive covenants, including, among others, a requirement that the venture provide the lender, in September 1994 and September 1996, with certified independent appraisals of the operating property indicating the value of the property to be equal to or greater than $92 million and $100 million, respectively. Failure to provide such appraisals is defined as an event of default under the Reimbursement Agreement. While the estimated market value of the property improved significantly during fiscal 1997, based on current cash flow levels and the prevailing market conditions the value of the property is still estimated to be considerably less than $92 million as of March 31, 1997. During fiscal 1996 and 1997, the Managing General Partner had discussions with the lender regarding possible changes to the appraisal requirements. During the most recent discussions between the Partnership and the lender, which took place subsequent to year-end, the lender indicated a potential willingness to waive the minimum appraised value requirements in exchange for a principal paydown to be funded from existing cash reserves of The Lakes Joint Venture and an increase in the currently payable portion of the letter of credit fee. However, no definitive agreement has been reached to date, the venture has not provided the lender with appraisals which meet either of the minimum thresholds, and the lender has not waived or modified the minimum appraised value requirements. In February 1996, the lender issued a formal notice of default to the Joint Venture pursuant to the Reimbursement Agreement. At this time, management does not expect the lender to take any additional actions as long as progress continues to be made in negotiations for modification to the terms of the Reimbursement Agreement. However, there can be no assurances that the lender will ultimately grant any relief in connection with these appraisal covenants. If management cannot reach an agreement with The Lakes' mortgage lender regarding the appraisal covenants, the lender could choose to initiate foreclosure proceedings. The outcome of this situation cannot presently be determined.

       While the national market for multi-family apartment properties is several years into a recovery cycle, the current estimated market values of all three of the Partnership remaining investment properties are still below the amounts of the related debt obligations. Accordingly, under any circumstances, it appears unlikely at the present time that the Partnership will be able to return any significant amount of invested capital to the Limited Partners. Consequently, the Managing General Partner is reviewing potential disposition strategies for the remaining investments. While no assurances can be given, it is currently expected that the Partnership will complete the disposition of its remaining investment properties within the next 2-to-3 years. The disposition of the last of the Partnership's investment properties would be followed by a liquidation of the Partnership. The amount of the net proceeds, if any, received from the final asset dispositions, along with any remaining cash reserves after the payment of all liquidation-related expenses, would be distributed to the Limited Partners prior to the liquidation of the Partnership.

       Barring a significant increase in taxexempt interest rates, the Partnership's cash reserves, along with excess cash flow from the Harbour Pointe joint venture, should continue to be sufficient to cover the Partnership's operating expenses over the near term. Excess cash flow from the Lincoln Garden joint venture has been minimal and is primarily payable to the co-venturer for the repayment of prior advances. To the extent that the Partnership's operating properties generate excess cash flow after current debt service, a substantial portion of such amounts will continue to be reinvested in the properties to make certain repairs and improvements aimed at maximizing long-term values. At The Lakes, capital improvements for fiscal 1997 included the completion of the program to upgrade the hallways, elevator landings, lobbies, carpeting and signage. The major expenditures being scheduled for fiscal 1998 include exterior painting, roof repairs and renovations to the property's clubhouse. As part of the ongoing negotiations with the lender on The Lakes, as discussed further above, management of the Partnership and the lender continue to discuss the possible release of certain restricted cash amounts to pay for these improvements. Improvements at Lincoln Garden for fiscal 1997 included renovations to the clubhouse, additional exterior lighting and appliance replacements on an as-needed basis. Physical improvements planned for fiscal 1998 are limited to the replacement of carpeting, vinyl flooring, window blinds and appliances as units are leased to new tenants. Improvements at the Harbour Pointe Apartments during fiscal 1997 included new pool furniture, repairs to the surface area around the swimming pool, the installation of additional sidewalks and upgrading the unit interiors on a turnover basis. Budgeted improvements for fiscal 1998 include exterior touch-up painting, renovations to the exercise facility, new gutters to prevent water damage, parking lot repairs, additional outdoor lighting and ongoing appliance, carpeting and vinyl flooring replacements.

       At March 31, 1997, the Partnership and its consolidated joint ventures had available cash and cash equivalents of approximately $1,562,000. Such cash and cash equivalents will be used for the working capital requirements of the Partnership and the consolidated ventures and, to the extent necessary and economically justified, to fund the Partnership's share of any future operating deficits of its remaining joint venture investments. In addition, The Lakes Joint Venture had a restricted cash balance of $3.6 million, which represents amounts available at the discretion of the lender for future debt service shortfalls, principal paydowns or operating expenses of the venture. The source of future liquidity and distributions to the partners is expected to be from cash generated from the operations of the remaining investment properties and from proceeds received from the sale, refinancing or other disposition of such properties.

Results of Operations

1997 Compared to 1996

       The Partnership's net loss for fiscal 1997 decreased by $1,565,000 when compared to the prior year. This favorable change in net loss resulted from a decrease in the Partnership's operating loss of $1,648,000. Operating loss decreased mainly due to an increase in rental income and decreases in interest and depreciation and amortization expenses attributable to the consolidated Lakes and Harbour Pointe joint ventures. Rental income from the consolidated joint ventures increased by $446,000 primarily due to an increase in rental rates and occupancy at The Lakes at South Coast Apartments during fiscal 1997. Rental income from The Lakes was up almost 5% compared to the prior year. Rental revenues were up slightly at Harbour Pointe in the current year as well. Interest expense decreased by $564,000 mainly due to a decrease in the variable interest rate on the first mortgage loan secured by The Lakes at South Coast Apartments as well as a reduction in the outstanding principal balance of the other debt secured by The Lakes. As discussed further above, despite the decrease in the outstanding debt balance and the improved operating results, the remaining debt obligation secured by The Lakes continues to exceed the property's fair market value. Depreciation and amortization decreased by $468,000 primarily due to various five-year assets becoming fully depreciated at The Lakes at South Coast Apartments. A decline in Partnership general and administrative expenses of $76,000 also contributed to the improvement in the Partnership's net loss for fiscal 1997. The reduction in general and administrative expenses can be attributed mainly to a decline in certain required professional fees.

       The Partnership's share of unconsolidated venture's loss, which represents the operating results of the Lincoln Garden Joint Venture increased by $28,000 during fiscal 1997, as compared to the prior year, primarily due to a decrease in rental income. Rental income decreased by $64,000 mainly due to a decline in the average occupancy level at the property. The decrease in rental income was partially offset by a decline in interest expense of $22,000 as a result of a decrease in the variable interest rate on the venture's mortgage loan and by a reduction in administrative expenses of $24,000.

1996 Compared to 1995

       The Partnership's net loss increased by $531,000 during fiscal 1996, as compared to the prior year. This unfavorable change in net loss resulted from increases in the Partnership's operating loss and the Partnership's share of unconsolidated venture's loss of $510,000 and $89,000, respectively. Operating loss increased mainly due to an increase in interest expense of $950,000, attributable to an increase in the variable interest rates on the mortgage loans secured by The Lakes at South Coast Apartments and the Harbour Pointe Apartments. This increase in interest expense was partially offset by an increase in rental income from the consolidated joint ventures of $214,000, an increase in interest income of $74,000, an increase in other income of $81,000 and a decrease in real estate taxes of $71,000. Rental income at Harbour Pointe and The Lakes improved by 3.5% and 2%, respectively, for calendar 1995 as compared to calendar 1994, in both cases mainly due to increases in average rental rates. In addition, the two apartment properties experienced identical improvement in their average occupancy levels from 94% for calendar 1994 to 95% for calendar 1995. Interest income increased primarily due to an increase in the average outstanding balances of the interest-earning restricted cash accounts held by the mortgage lender of The Lakes Joint Venture. Other income increased mainly due to a refund of prior year real estate taxes which was received by The Lakes Joint Venture during fiscal 1996, and real estate taxes declined as a result of a reduction in the assessed value of The Lakes.

       The Partnership's share of unconsolidated venture's loss, which represents the operating results of the Lincoln Garden joint venture, increased by $89,000 for fiscal 1996. This increase in the Partnership's share of the venture's net loss was mainly due to an increase in interest expense, as a result of an increase in the variable interest rate on the venture's mortgage loan. A decline in other income at the Lincoln Garden joint venture for calendar 1995 was offset by a 4% increase in rental income which resulted from an increase in rental rates. The occupancy level at the Lincoln Garden Apartments averaged 95% for both calendar 1995 and 1994.

1995 Compared to 1994

       The Partnership's net loss increased by $478,000 during fiscal 1995 as compared to the prior year. The primary reasons for this increase in net loss were increases in property operating expenses, an increase in interest expense and a decrease in other income. Property operating expenses increased by $183,000 primarily due to an increase in repairs and maintenance expenses at The Lakes at South Coast Apartments. Repairs and maintenance expenses increased as a result of the start of a major capital improvement and deferred maintenance program at the property, particularly to upgrade common areas, elevator landings and lobbies. Interest expense increased by $87,000 primarily due to an increase in the variable interest rates on the mortgage loans secured by the Partnership's consolidated joint ventures, The Lakes at South Coast Apartments and the Harbour Point Apartments. In addition, the interest cap on The Lakes debt which fixed the interest rate on the mortgage loan at less than 4% per annum expired at the end of calendar 1993. Other income decreased by $313,000 primarily due to the receipt of real estate tax refunds by The Lakes Joint Venture during calendar 1993. Rental revenues at the two consolidated investment properties for calendar 1994 were fairly flat compared to the prior year, which reflected the competitive local market conditions facing The Lakes and Harbour Pointe Apartments. At The Lakes, a combination of a still depressed Southern California economy and some newly constructed competing projects forced management to offer substantial concessions to maintain average occupancy levels in the mid-90% range. At Harbour Pointe, rental rate increases implemented in calendar 1993 had pushed rents at the property to the top of its local market. Competition from some newly constructed projects during calendar 1994 made it impossible to continue the pace of these rental rate increases.

       The increases in property operating expenses and interest expense and the decrease in other income were partially offset by an increase of $64,000 in interest income earned on short-term investments and a decrease of $66,000 in the Partnership's share of the unconsolidated venture's loss. The increase in interest income earned on short term investments was a result of a steady increase in interest rates earned on such investments throughout the year. The decrease in the Partnership's share of the unconsolidated venture's loss, which represented the operating results of the Lincoln Garden joint venture, was mainly the result of an increase in rental rates at the Lincoln Garden Apartments. Although average property occupancy levels fell slightly from the high to low 90% range during the middle two quarters of calendar 1994, rental rates increased by approximately 6% over the prior year.

Certain Factors Affecting Future Operating Results

       The following factors could cause actual results to differ materially from historical results or those anticipated:

       Real Estate Investment Risks. Real property investments are subject to varying degrees of risk. Revenues and property values may be adversely affected by the general economic climate, the local economic climate and local real estate conditions, including (i) the perceptions of prospective tenants of the attractiveness of the property; (ii) the ability to retain qualified individuals to provide adequate management and maintenance of the property; (iii) the inability to collect rent due to bankruptcy or insolvency of tenants or otherwise; and (iv) increased operating costs. Real estate values may also be adversely affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing.

       Effect of Uninsured Loss. The Partnership carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to its properties with insured limits and policy specifications that management believes are customary for similar properties. There are, however, certain types of losses (generally of a catastrophic nature such as wars, floods or earthquakes) which may be either uninsurable, or, in management's judgment, not economically insurable. Should an uninsured loss occur, the Partnership could lose both its invested capital in and anticipated profits from the affected property.

       Possible Environmental Liabilities. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may become liable for the costs of the investigation, removal and remediation of hazardous or toxic substances on, under, in or migrating from such property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

       The Partnership is not aware of any notification by any private party or governmental authority of any non-compliance, liability or other claim in connection with environmental conditions at any of its properties that it believes will involve any expenditure which would be material to the Partnership, nor is the Partnership aware of any environmental condition with respect to any of its properties that it believes will involve any such material expenditure. However, there can be no assurance that any non-compliance, liability, claim or expenditure will not arise in the future.

       Competition. The financial performance of the Partnership's remaining real estate investments will be significantly impacted by the competition from comparable properties in their local market areas. The occupancy levels and rental rates achievable at the properties are largely a function of supply and demand in the market. In many markets across the country, development of new multi-family properties has surged in the past 12 months. Existing properties in such markets have generally experienced increased vacancy levels, declines in effective rental rates and, in some cases, declines in estimated market values as a result of the increased competition. There are no assurances that these competitive pressures will not adversely affect the operations and/or market values of the Partnership's investment properties in the future.

       Impact of Joint Venture Structure. The ownership of certain of the remaining investments through joint venture partnerships could adversely impact the timing of the Partnership's planned dispositions of its remaining assets and the amount of proceeds received from such dispositions. It is possible that the Partnership's co-venture partners could have economic or business interests which are inconsistent with those of the Partnership. Given the rights which both parties have under the terms of the joint venture agreements, any conflict between the partners could result in delays in completing a sale of the related operating property and could lead to an impairment in the marketability of the property to third parties for purposes of achieving the highest possible sale price.

       Availability of a Pool of Qualified Buyers. The availability of a pool of qualified and interested buyers for the Partnership's remaining assets is critical to the Partnership's ability to realize the estimated fair market values of such properties at the time of their final dispositions. Demand by buyers of multi-family apartment properties is affected by many factors, including the size, quality, age, condition and location of the subject property, potential environmental liability concerns, the existing debt structure, the liquidity in the debt and equity markets for asset acquisitions, the general level of market interest rates and the general and local economic climates.

Inflation

       The Partnership commenced operations in 1985 and completed its eleventh full year of operations in the current fiscal year. The effects of inflation and changes in prices on the Partnership's operating results to date have not been significant.

       Inflation in future periods may increase revenues as well as operating expenses at the Partnership's operating investment properties. Tenants at the Partnership's apartment properties have short-term leases, generally of one year or less in duration. Rental rates at these properties can be adjusted to keep pace with inflation, to the extent market conditions allow, as the leases are renewed or turned over. Such increases in rental income would be expected to at least partially offset the corresponding increases in Partnership and property operating expenses resulting from inflation.

Item 8.  Financial Statements and Supplementary Data

       The financial statements and supplementary data are included under
Item 14 of this Annual Report.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

       None.

                                  Exhibit A
                                  PART III
                                  --------

Item 10.  Directors and Executive Officers of the Partnership

       The General Partners of the Partnership are Fourth Development Fund Inc. (the "Managing General Partner"), a Texas corporation, which is a whollyowned subsidiary of PaineWebber, and Properties Associates 1985, L.P. (the "Associate General Partner"), a Virginia limited partnership, certain limited partners of which are officers and employees of the Managing General Partner.

       (a) and (b) The names and ages of the directors and principal executive officers of the Managing General Partner of the Partnership are as follows:


                                                                            Date elected
  Name                         Office                                 Age     to Office
  ----                         ------                                 ---   ------------
Bruce J. Rubin         President and Director                          37      8/22/96
Terrence E. Fancher    Director                                        43     10/10/96
Walter V. Arnold       Senior Vice President and Chief Financial
                         Officer                                       49     10/29/85
David F. Brooks        First Vice President and Assistant Treasurer    54      6/24/85*
Timothy J. Medlock     Vice President and Treasurer                    36       6/1/88
Thomas W. Boland       Vice President                                  34      12/1/91

*  The date of incorporation of the Managing General Partner.


       (c) There are no other significant employees in addition to the directors and executive officers mentioned above.

       (d) There is no family relationship among any of the foregoing directors or executive officers of the Managing General Partner of the Partnership. All of the foregoing directors and officers have been elected to serve until the annual meeting of the Managing General Partner.

       (e) All of the directors and officers of the Managing General Partner hold similar positions in affiliates of the Managing General Partner, which are the corporate general partners of other real estate limited partnerships sponsored by PaineWebber Incorporated ("PWI"), a wholly-owned subsidiary of PaineWebber. They are also officers and employees of PaineWebber Properties Incorporated ("PWPI"), a wholly-owned subsidiary of PWI. The business experience of each of the directors and principal executive officers of the Managing General Partner is as follows:

       Bruce J. Rubin is President and Director of the Managing General Partner. Mr. Rubin was named President and Chief Executive Officer of PWPI in August 1996. Mr. Rubin joined PaineWebber Real Estate Investment Banking in November 1995 as a Senior Vice President. Prior to joining PaineWebber, Mr. Rubin was employed by Kidder, Peabody and served as President for KP Realty Advisers, Inc. Prior to his association with Kidder, Mr. Rubin was a Senior Vice President and Director of Direct Investments at Smith Barney Shearson. Prior thereto, Mr. Rubin was a First Vice President and a real estate workout specialist at Shearson Lehman Brothers. Prior to joining Shearson Lehman Brothers in 1989, Mr. Rubin practiced law in the Real Estate Group at Willkie Farr & Gallagher. Mr. Rubin is a graduate of Stanford University and Stanford Law School.





                                    III-1

       Terrence E. Fancher was appointed a Director of the Managing General Partner in October 1996. Mr. Fancher is the Managing Director in charge of PaineWebber's Real Estate Investment Banking Group. He joined PaineWebber as a result of the firm's acquisition of Kidder, Peabody. Mr. Fancher is responsible for the origination and execution of all of PaineWebber's REIT transactions, advisory assignments for real estate clients and certain of the firm's real estate debt and principal activities. He joined Kidder, Peabody in 1985 and, beginning in 1989, was one of the senior executives responsible for building Kidder, Peabody's real estate department. Mr. Fancher previously worked for a major law firm in New York City. He has a J.D. from Harvard Law School, an M.B.A. from Harvard Graduate School of Business Administration and an A.B. from Harvard College.

       Walter V. Arnold is a Senior Vice President and Chief Financial Officer of the Managing General Partner and Senior Vice President and Chief Financial Officer of PWPI which he joined in October 1985. Mr. Arnold joined PWI in 1983 with the acquisition of Rotan Mosle, Inc. where he had been First Vice President and Controller since 1978, and where he continued until joining PWPI. Mr. Arnold is a Certified Public Accountant licensed in the state of Texas.

       David F. Brooks is a First Vice President and Assistant Treasurer of the Managing General Partner and a First Vice President and an Assistant Treasurer of PWPI which he joined in March 1980. From 1972 to 1980, Mr. Brooks was an Assistant Treasurer of Property Capital Advisors and also, from March 1974 to February 1980, the Assistant Treasurer of Capital for Real Estate, which provided real estate investment, asset management and consulting services.

       Timothy J. Medlock is a Vice President and Treasurer of the Managing General Partner and Vice President and Treasurer of PWPI which he joined in 1986. From June 1988 to August 1989, Mr. Medlock served as the Controller of the Managing General Partner and the Adviser. From 1983 to 1986, Mr. Medlock was associated with Deloitte Haskins & Sells. Mr. Medlock graduated from Colgate University in 1983 and received his Masters in Accounting from New York University in 1985.

       Thomas W. Boland is a Vice President of the Managing General Partner and a Vice President and Manager of Financial Reporting of the Adviser which he joined in 1988. From 1984 to 1987, Mr. Boland was associated with Arthur Young & Company. Mr. Boland is a Certified Public Accountant licensed in the state of Massachusetts. He holds a B.S. in Accounting from Merrimack College and an M.B.A. from Boston University.

       (f) None of the directors and officers was involved in legal proceedings which are material to an evaluation of his or her ability or integrity as a director or officer.

       (g) Compliance With Exchange Act Filing Requirements: The Securities Exchange Act of 1934 requires the officers and directors of the Managing General Partner, and persons who own more than ten percent of the Partnership's limited partnership units, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten-percent beneficial holders are required by SEC regulations to furnish the Partnership with copies of all Section 16(a) forms they file.

       Based solely on its review of the copies of such forms received by it, the Partnership believes that, during the year ended March 31, 1997, all filing requirements applicable to the officers and directors of the Managing General Partner and ten-percent beneficial holders were complied with.

Item 11.  Executive Compensation

       The directors and officers of the Partnership's Managing General Partner receive no current or proposed renumeration from the Partnership.

       The General Partners are entitled to receive a share of Partnership cash distributions and a share of profits and losses. These items are described in Item 13.

       The Partnership has never paid regular quarterly distributions of excess cash flow. Furthermore, the Partnership's Limited Partnership Units are not actively traded on any organized exchange, and no efficient


                                    III-2
secondary market exists. Accordingly, no accurate price information is available for these Units. Therefore, a presentation of historical unitholder total returns would not be meaningful.

Item 12.  Security Ownership of Certain Beneficial Owners and Management

       (a) The Partnership is a limited partnership issuing Units of limited partnership interest, not voting securities. All the outstanding stock of the Managing General Partner, Fourth Development Fund Inc., is owned by PaineWebber. Properties Associates 1985, L.P. the Associate General Partner, is a Virginia limited partnership, certain limited partners of which are also officers of the Managing General Partner. No limited partner is known by the Partnership to own beneficially more than 5% of the outstanding interests of the Partnership.

       (b) Neither directors nor officers of the Managing General Partner nor the limited partners of the Associate General Partner, individually, own any Units of limited partnership interest of the Partnership. No officer or director of the Managing General Partner, nor any limited partner of the Associate General Partner, possesses a right to acquire beneficial ownership of Units of limited partnership interest of the Partnership.

       (c) There exists no arrangement, known to the Partnership, the operation of which may, at a subsequent date, result in a change in control of the Partnership.

Item 13.  Certain Relationships and Related Transactions

          The General Partners of the Partnership are Fourth Development Fund Inc. (the "Managing General Partner"), a wholly-owned subsidiary of PaineWebber Group Inc. ("PaineWebber") and Properties Associates 1985, L.P. (the "Associate General Partner"), a Virginia limited partnership, certain limited partners of which are also officers of the Managing General Partner and PaineWebber Properties Incorporated ("PWPI"), a wholly-owned subsidiary of PaineWebber Incorporated ("PWI"). PWI, a wholly-owned subsidiary of PaineWebber, acted as the selling agent for the Limited Partnership Units. The General Partners, PWPI and PWI will receive fees and compensation, determined on an agreed-upon basis, in consideration of various services performed in connection with the sale of the Units, the management of the Partnership and the acquisition, management, financing and disposition of Partnership investments. The Managing General Partner and its affiliates are reimbursed for their direct expenses relating to the offering of Units, the administration of the Partnership and the acquisition and operation of the Partnership's real property investments.

       All distributable cash, as defined, for each fiscal year shall be distributed annually in the ratio of 95% to the Limited Partners and 5% to the General Partners. All sale or refinancing proceeds shall be distributed in varying proportions to the Limited and General Partners, as specified in the Partnership Agreement.

       Pursuant to the terms of the Partnership Agreement, net income or loss of the Partnership, other than net gains resulting from Capital Transactions, as defined, will generally be allocated 95% to the Limited Partners and 5% to the General Partners.

       Additionally, the Partnership Agreement provides for the allocation of net gains resulting from Capital Transactions, as defined, first, to those partners whose capital accounts reflect a deficit balance (after all distributions for the year and all allocations of net income and losses from operations have been made) in the ratio of such deficits and up to an amount equal to the sum of such deficits; second, to the General and Limited Partners in such amounts as are necessary to bring the General Partners' capital account balance in the ratio of 5 to 95 to the Limited Partners' capital account balances; then, 95% to the Limited Partners and 5% to the General Partners.

       Selling commissions incurred by the Partnership and paid to PWI for the sale of Partnership interests were approximately $3,540,000 through the completion of the offering period which expired in September of 1987.

       In connection with the acquisition of properties, PWPI was entitled to receive acquisition fees in an amount not greater than 5% of the gross proceeds from the sale of the Partnership units. Total acquisition fees incurred by the Partnership and paid to PWPI aggregated $2,077,000.



                                    III-3

       The Partnership recorded as income a total of $5,000 of investor servicing fees from certain of its joint ventures for the year ended
March 31, 1997 in accordance with the terms of the joint venture agreements.

       An affiliate of the Managing General Partner performs certain accounting, tax preparation, securities law compliance and investor communications and relations services for the Partnership. The total costs incurred by this affiliate in providing such services are allocated among several entities, including the Partnership. Included in general and administrative expenses for the year ended March 31, 1997 is $76,000, representing reimbursements to this affiliate of the Managing General Partner for providing such services to the Partnership.

       The Partnership uses the services of Mitchell Hutchins Institutional Investors, Inc. ("Mitchell Hutchins") for the managing of cash assets. Mitchell Hutchins is a subsidiary of Mitchell Hutchins Asset Management, Inc., an independently operated subsidiary of PaineWebber. Mitchell Hutchins earned fees of $4,000 (included in general and administrative expenses) for managing the Partnership's cash assets during fiscal 1997. Fees charged by Mitchell Hutchins are based on a percentage of invested cash reserves which varies based on the total amount of invested cash which Mitchell Hutchins manages on behalf of the Adviser.













                                    III-4

                                  Exhibit A
                                   PART IV
                                   -------


Item 14.  Exhibits, Financial Statement Schedules and Reports on Form 8-K

       (a) The following documents are filed as part of this Report:

           (1) and (2)       Financial Statements and Schedules:

                             The response to this portion of Item 14 is submitted as a separate section of this Report. See Index to Financial Statements and Financial Statement Schedule at page F-1.

           (3)       Exhibits:

                             The exhibits listed on the accompanying index to exhibits at page IV-3 are filed as part of this Report.


       (b) No reports on Form 8-K were filed during the last quarter of fiscal 1997.


       (c) Exhibits

                     See (a)(3) above.

       (d) Financial Statement Schedules

                             The response to this portion of Item 14 is submitted as a separate section of this Report. See Index to Financial Statements and Financial Statement Schedule at page F-1.

                                  Exhibit A
                                  SIGNATURES
                                  ----------


          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           PAINEWEBBER DEVELOPMENT
                                              PARTNERS FOUR, LTD.


                                           By:  Fourth Development Fund Inc.
                                                ----------------------------
                                                   Managing General Partner


                                           By: /s/ Bruce J. Rubin
                                               -----------------------------
                                                Bruce J. Rubin
                                                President and
                                                Chief Executive Officer


                                           By: /s/ Walter V. Arnold
                                               -----------------------------
                                                Walter V. Arnold
                                                Senior Vice President and
                                                Chief Financial Officer


                                           By: /s/ Thomas W. Boland
                                               -----------------------------
                                                Thomas W. Boland
                                                Vice President


Dated:  June 27, 1997

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Partnership and in the capacities and on the dates indicated.



By:/s/ Bruce J. Rubin                                     Date: June 27, 1997
   -------------------------------------------                  -------------
     Bruce J. Rubin
     Director



By:  /s/ Terrence E. Fancher                              Date: June 27, 1997
   -------------------------------------------                  -------------
     Terrence E. Fancher
     Director

                                  Exhibit A
                          ANNUAL REPORT ON FORM 10-K
                                Item 14(a)(3)

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.


                              INDEX TO EXHIBITS


                                                             Page Number in the Report
Exhibit No.      Description of Document                     Or Other Reference
-----------      -----------------------                     -------------------------

(3) and (4)      Prospectus of the Partnership               Filed with the Commission pursuant to
                 dated September 11, 1985, as                Rule 424(c) and incorporated herein
                 supplemented, with particular               by reference.
                 reference to the Amended and
                 Restated Agreement and Certificate
                 of Limited Partnership

(10)             Material contracts previously               Filed with the Commission pursuant to
                 filed as exhibits to registration           Section 13 or 15(d) of the Securities
                 statements and amendments thereto           Act of 1934 and incorporated herein
                 of the registrant together with all         by reference.
                 such contracts filed as exhibits of
                 previously filed Forms 8-K and Forms
                 10-K are hereby incorporated herein
                 by reference.

(13)             Annual Report to Limited Partners           No Annual Report for  fiscal year
                                                             1997 has been sent to the Limited
                                                             Partners.  An Annual Report will be
                                                             sent to the Limited Partners subsequent
                                                             to this filing.

(22)             List of subsidiaries                        Included in Item I of Part 1 of this
                                                             Report pages I-1 and I-2, to which
                                                             reference is hereby made.

(27)             Financial Data Schedule                     Filed as the last page of EDGAR
                                                             submission following the Financial
                                                             Statements and Financial Statement
                                                             Schedule required by Item 14.










                                     IV-3



                                  Exhibit A
                          ANNUAL REPORT ON FORM 10-K
                     Item 14(a)(1) and (2) and Item 14(d)

                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

        INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

                                                                     Reference
                                                                     ---------
PaineWebber Development Partners Four, Ltd.:

      Reports of independent auditors                                   F-2

      Consolidated balance sheets as of March 31, 1997 and 1996         F-4

      Consolidated statements of operations for the years ended
           March 31, 1997, 1996 and 1995                                F-5

      Consolidated statements of changes in partners' deficit for
           the years ended March 31, 1997, 1996 and 1995                F-6

      Consolidated statements of cash flows for the years ended
           March 31, 1997, 1996 and 1995                                F-7

      Notes to consolidated financial statements                        F-8

      Schedule III - Real Estate and Accumulated Depreciation          F-23




    Other financial statement schedules have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements, including the notes thereto.




                                     F-1



                        REPORT OF INDEPENDENT AUDITORS




The Partners
PaineWebber Development Partners Four, Ltd.:

       We have audited the accompanying consolidated balance sheets of PaineWebber Development Partners Four, Ltd. as of March 31, 1997 and 1996, and the related consolidated statements of operations, changes in partners' deficit, and cash flows for each of the three years in the period ended March
31, 1997. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. We did not audit the financial statements of 71st Street Housing
Partners, Ltd., which statements reflect total assets of $7,333,000 and $7,633,000 as of December 31, 1996 and 1995, respectively, and total revenues of $1,598,000, $1,560,000, and $1,498,000 for each of the three years in the period ended December 31, 1996. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for 71st Street Housing Partners, Ltd., is based solely on the reports of the other auditors.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

       In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PaineWebber
Development Partners Four, Ltd. at March 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, based on our audits and the reports of other auditors, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

       The accompanying financial statements have been prepared assuming that PaineWebber Development Partners Four, Ltd. will continue as a going concern.
As more fully described in Note 7, The Lakes Joint Venture is in default of the loan agreement encumbering its operating investment property. In addition, as more fully described in Notes 5 and 7, the Lincoln Garden
Apartments Joint Venture and 71st Street Housing Partners, Ltd. are both encumbered by indebtedness which is collateralized by letters of credit, one of which has expired and the other of which is due to expire in December
1997. These conditions raise substantial doubt about the Partnership's ability to continue as a going concern. Management's plans as to these matters are also described in Notes 5 and 7. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.





                            /s/ Ernst & Young LLP
                            ---------------------
                            ERNST & YOUNG LLP




Boston, Massachusetts
June 10, 1997



                                     F-2



                                  Exhibit A
                          Reznick Fedder & Silverman
                         Certified Public Accountants
                     217 East Redwood Street, Suite 1900
                             Baltimore, MD 21202

                         INDEPENDENT AUDITORS' REPORT



To the Partners
71st Street Housing Partners, Ltd.


       We have audited the accompanying balance sheets of 71st Street Housing
Partners, Ltd. as of December 31, 1996 and 1995, and the related statements of operations, changes in partners' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.


       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 71st Street
Housing Partners, Ltd. as of December 31, 1996 and 1995, and the results of its operations, changes in partners' deficit and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                        /s/ Reznick Fedder & Silverman
                        ------------------------------
                          Reznick Fedder & Silverman









Baltimore, Maryland
January 10, 1997



                                     F-3



                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.


                         CONSOLIDATED BALANCE SHEETS
                           March 31, 1997 and 1996
                   (In thousands, except for per Unit data)

                                    ASSETS
                                    ------
                                                         1997          1996
                                                         ----          ----
Operating investment properties:
     Land                                              $  18,190    $  18,190
     Buildings and improvements                           77,896       76,995
                                                       ---------    ---------
                                                          96,086       95,185
     Less accumulated depreciation                       (28,077)     (25,465)
                                                       ---------    ---------
                                                          68,009       69,720

Cash and cash equivalents                                  1,562        1,390
Restricted cash                                            3,628        4,164
Accounts receivable - affiliates                              21           16
Prepaid and other assets                                      64           68
Deferred expenses, net of accumulated
  amortization of $793 ($682 in 1996)                        658          769
                                                       ---------    ---------
                                                       $  73,942    $  76,127
                                                       =========    =========

                      LIABILITIES AND PARTNERS' DEFICIT

Long-term debt in default                              $  85,903    $  87,489
Accounts payable and accrued expenses                        287          355
Accrued interest and fees                                  4,587        4,258
Tenant security deposits                                     526          477
Equity in losses of unconsolidated joint venture
  in excess of investments and advances                    2,375        2,223
Mortgage loan payable                                      9,125        9,125
                                                       ---------    ---------
          Total liabilities                              102,803      103,927

Co-venturers' share of net assets of
  consolidated ventures                                    1,140        1,153

Partners' deficit:
    General Partners:
      Capital contributions                                    1            1
      Cumulative net loss                                 (2,684)      (2,632)

    Limited Partners ($1,000 per unit;
      41,644 Units issued):
        Capital contributions, net of offering costs      36,641       36,641
        Cumulative net loss                              (63,959)     (62,963)
                                                       ---------    ---------
          Total partners' deficit                        (30,001)     (28,953)
                                                       ---------    ---------
                                                       $  73,942    $  76,127
                                                       =========    =========




                           See accompanying notes.

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                          CONSOLIDATED STATEMENTS OF
                   OPERATIONS For the years ended March 31,
                             1997, 1996 and 1995
                   (In thousands, except for per Unit data)

                                          1997        1996         1995
                                          ----        ----         ----
Revenues:
     Rental income                      $ 10,554    $ 10,108    $  9,894
     Interest income                         252         237         163
     Other income                            336         299         218
                                        --------    --------    --------
                                          11,142      10,644      10,275
Expenses:
     Interest expense and related
       financing fees                      4,593       5,157       4,207
     Property operating expenses           3,716       3,735       3,744
     Depreciation expense                  2,612       3,079       3,047
     Real estate taxes                       939         962       1,033
     General and administrative              184         260         285
     Amortization expense                      7           8           6
                                        --------    --------    --------
                                          12,051      13,201      12,322
                                        --------    --------    --------
Operating loss                              (909)     (2,557)     (2,047)

Co-venturers' share of consolidated
      ventures' losses                        13          68        --

Partnership's share of unconsolidated
      venture's losses                      (152)       (124)        (35)
                                        --------    --------    --------

Net loss                                $ (1,048)   $ (2,613)   $ (2,082)
                                        ========    ========    ========

Net loss per Limited Partnership Unit   $ (23.90)   $ (59.60)   $ (47.48)
                                        ========    ========    ========

The above net loss per Limited Partnership Unit is based upon the 41,644 Limited Partnership Units outstanding for each year.














                           See accompanying notes.

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                    CONSOLIDATED STATEMENTS OF CHANGES IN
                    PARTNERS' DEFICIT For the years ended
                        March 31, 1997, 1996 and 1995
                                (In thousands)

                                 General    Limited
                                 Partners   Partners      Total
                                 --------    -------      -----
Balance at March 31, 1994        $(2,396)   $(21,862)   $(24,258)

Net loss                            (104)     (1,978)     (2,082)
                                 -------    --------    --------

Balance at March 31, 1995         (2,500)    (23,840)    (26,340)

Net loss                            (131)     (2,482)     (2,613)
                                 -------    --------    --------

Balance at March 31, 1996         (2,631)    (26,322)    (28,953)

Net loss                             (52)       (996)     (1,048)
                                 -------    --------    --------

Balance at March 31, 1997        $(2,683)   $(27,318)   $(30,001)
                                 =======    ========    ========






                           See accompanying notes.

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the years ended March 31, 1997, 1996 and 1995
              Increase (Decrease) in Cash and Cash Equivalents
                                (In thousands)

                                                        1997       1996       1995
                                                        ----       ----       ----
Cash flows from operating activities:
   Net loss                                           $(1,048)   $(2,613)   $(2,082)
   Adjustments to reconcile net loss to net
     cash provided by operating activities:
       Co-venturers' share of consolidated
           ventures' losses                               (13)       (68)      --
       Partnership's share of unconsolidated
            venture's losses                              152        124         35
       Depreciation and amortization                    2,619      3,087      3,053
       Amortization of deferred financing costs           104        103        105
       Amortization of deferred gain on
            forgiveness of debt                          (343)      (343)      (343)
       Changes in assets and liabilities:
          Accounts receivable - affiliates                 (5)        (5)        28
          Prepaid and other assets                          4         (1)      --
          Accounts payable and accrued expenses           (68)       (35)        79
          Accrued interest and fees                       329      1,102        440
          Tenant security deposits                         49         36         43
          Advances from consolidated ventures            --         --         (100)
                                                      -------    -------    -------
              Total adjustments                         2,828      4,000      3,340
                                                      -------    -------    -------
              Net cash provided by operating
                 activities                             1,780      1,387      1,258

Cash flows from investing activities:
   Additions to buildings and improvements               (901)      (170)      (425)
                                                      -------    -------    -------
              Net cash used in investing activities      (901)      (170)      (425)

Cash flows from financing activities:
   Decrease (increase) in restricted cash                 536     (1,119)      (145)
   Repayment of long-term debt                         (1,243)      --         (648)
                                                      -------    -------    -------
              Net cash used in financing activities      (707)    (1,119)      (793)
                                                      -------    -------    -------

Net increase in cash and cash equivalents                 172         98         40

Cash and cash equivalents, beginning of year            1,390      1,292      1,252
                                                      -------    -------    -------

Cash and cash equivalents, end of year                $ 1,562    $ 1,390    $ 1,292
                                                      =======    =======    =======

Cash paid for interest                                $ 4,446    $ 4,239    $ 3,965
                                                      =======    =======    =======









                           See accompanying notes.

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  Organization and Nature of Operations

           PaineWebber Development Partners Four, Ltd. (the "Partnership") is a limited partnership organized pursuant to the laws of the State of Texas on June 24, 1985 for the purpose of investing in a diversified portfolio of newly-constructed and to-be-constructed income-producing real properties. On September 9, 1986 the Partnership elected to extend the offering period to the public through September 10, 1987 (beyond its original termination date of September 10, 1986) and reduce the maximum offering amount to 42,000 Partnership Units (at $1,000 per Unit) from 100,000 Units. Through the conclusion of the offering period, 41,644 Units were issued representing capital contributions of $41,644,000.

           The Partnership originally invested the net proceeds of the offering, through joint venture partnerships, in six rental apartment properties. As further discussed in Notes 4 and 5, the Partnership's operating properties have encountered major adverse business developments which, to date, have resulted in the loss of three of the original investments to foreclosure. As of March 31, 1997, the remaining three joint ventures, which had obtained more favorable financing terms, were generating net cash flow sufficient to satisfy their current debt service requirements. However, as discussed further in Note 7, one of these ventures is in default of the terms of its debt agreement.

2.  Use of Estimates and Summary of Significant Accounting Policies

           The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of March 31, 1997 and 1996 and revenues and expenses for each of the three years in the period ended March 31, 1997. Actual results could differ from the estimates and assumptions used.

           The accompanying financial statements include the Partnership's investments in three joint venture partnerships which own operating properties. The joint ventures in which the Partnership has invested are required to maintain their accounting records on a calendar year basis for income tax purposes. As a result, the Partnership records its share of ventures' income or losses based on financial information of the ventures which is three months in arrears to that of the Partnership.

           The Partnership accounts for one of its three remaining investments in joint venture partnerships using the equity method because the Partnership does not have majority voting control in the venture. Under the equity method the investment is carried at cost adjusted for the Partnership's share of the ventures' earnings and losses and distributions. See Note 5 for a description of the unconsolidated joint venture partnership. As further discussed in Note 4, the Partnership acquired control of 71st Street Housing Partners, Ltd., which owns the Harbour Pointe Apartments, in fiscal 1990. In addition, the Partnership acquired control of The Lakes Joint Venture, which owns The Lakes at South Coast Apartments, in fiscal 1992. As a result, the accompanying financial statements present the financial position and results of operations of these joint ventures on a consolidated basis. As discussed above, the joint ventures have December 31 year-ends and operations of the consolidated ventures continue to be reported on a three-month lag. All material transactions between the Partnership and the joint ventures have been eliminated in consolidation, except for lag-period cash transfers. Such lag period cash transfers are accounted for as advances from consolidated ventures.

           The consolidated joint ventures' operating investment properties are carried at cost, reduced by accumulated depreciation, or an amount less than cost if indicators of impairment are present in accordance with statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amount. The Partnership generally assesses indicators of impairment by a review of independent appraisal reports on each operating investment property. Such appraisals make use of a combination of certain generally accepted valuation techniques, including direct capitalization, discounted cash flows and comparable sales analysis. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of.

           Depreciation expense is computed using the straight-line method over estimated useful lives of five-to-thirty years. Interest and taxes incurred during the construction period, along with acquisition fees paid to PaineWebber Properties Incorporated and costs of identifiable improvements, have been capitalized and are included in the cost of the operating investment properties. Maintenance and repairs are charged to expense when incurred.

           The consolidated joint ventures lease apartment units under leases with terms generally of one year or less. Rental income is recorded monthly as earned.

           For purposes of reporting cash flows, the Partnership considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

           Deferred expenses on the balance sheet at March 31, 1997 and 1996 consist of joint venture modification expense and deferred loan costs. Joint venture modification expense represents a payment by the Partnership to the co-venturer in 71st Street Housing Partners, Ltd. during fiscal 1990, in return for the relinquishment of the general partner's rights to control the operations of the joint venture, and is being amortized on a straight-line basis over the term of the joint venture's mortgage note payable. Deferred loan costs are being amortized using the straight-line method, which approximates the effective interest method, over the term of the related debt. Amortization of deferred loan costs is included in interest expense on the accompanying statements of operations.

           No provision for income taxes has been made as the liability for such taxes is that of the partners rather than the Partnership. Upon the sale or disposition of the Partnership's investments, the taxable gain or loss incurred will be allocated among the partners. In the case where a taxable gain would be incurred, gain would first be allocated to the General Partners in an amount at least sufficient to eliminate their deficit capital balance. Any remaining gain would then be allocated to the Limited Partners. In certain cases, the Limited Partners could be allocated taxable income in excess of any liquidation proceeds that they may receive. Additionally, in cases where the disposition of an investment involves a foreclosure by, or voluntary conveyance to, the mortgage lender, taxable income could occur without distribution of cash. Income from the sale or disposition of the Partnership's investments would represent passive income to the partners which could be offset by each partner's existing passive losses, including any carryovers from prior years.

           The cash and cash equivalents, restricted cash and long-term debt appearing on the accompanying consolidated balance sheets represent financial instruments for purposes of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." The carrying amount of cash and cash equivalents and restricted cash approximates their fair value due to the short-term maturities of these instruments. The fair value of the non-recourse long-term debt is estimated using the estimated market values of the real estate collateral because such values are below the principal balances of the debt obligations.

           Certain prior year amounts have been reclassified to conform to the current year presentation.

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



3.  The Partnership Agreement and Related Party Transactions

           The General Partners of the Partnership are Fourth Development Fund Inc. (the "Managing General Partner"), a wholly-owned subsidiary of PaineWebber Group Inc. ("PaineWebber") and Properties Associates 1985, L.P. (the "Associate General Partner"), a Virginia limited partnership, certain limited partners of which are also officers of the Managing General Partner and PaineWebber Properties Incorporated ("PWPI"), a wholly-owned subsidiary of PaineWebber Incorporated ("PWI"). PWI, a wholly-owned subsidiary of PaineWebber, acted as the selling agent for the Limited Partnership Units. The General Partners, PWPI and PWI will receive fees and compensation, determined on an agreed-upon basis, in consideration of various services performed in connection with the sale of the Units, the management of the Partnership and the acquisition, management, financing and disposition of Partnership investments. The Managing General Partner and its affiliates are reimbursed for their direct expenses relating to the offering of Units, the administration of the Partnership and the acquisition and operation of the Partnership's real property investments.

           All distributable cash, as defined, for each fiscal year shall be distributed annually in the ratio of 95% to the Limited Partners and 5% to the General Partners. All sale or refinancing proceeds shall be distributed in varying proportions to the Limited and General Partners, as specified in the Partnership Agreement.

           Pursuant to the terms of the Partnership Agreement, net income or loss of the Partnership, other than net gains resulting from Capital Transactions, as defined, will generally be allocated 95% to the Limited Partners and 5% to the General Partners.

           Additionally, the Partnership Agreement provides for the allocation of net gains resulting from Capital Transactions, as defined, first, to those partners whose capital accounts reflect a deficit balance (after all distributions for the year and all allocations of net income and losses from operations have been made) in the ratio of such deficits and up to an amount equal to the sum of such deficits; second, to the General and Limited Partners in such amounts as are necessary to bring the General Partners' capital account balance in the ratio of 5 to 95 to the Limited Partners' capital account balances; then, 95% to the Limited Partners and 5% to the General Partners.

           Selling commissions incurred by the Partnership and paid to PWI for the sale of Partnership interests were approximately $3,540,000 through the completion of the offering period which expired in September of 1987.

           In connection with the acquisition of properties, PWPI was entitled to receive acquisition fees in an amount not greater than 5% of the gross proceeds from the sale of the Partnership units. Total acquisition fees incurred by the Partnership and paid to PWPI aggregated $2,077,000.

           The Partnership recorded investor servicing fee income from certain of its joint ventures of $5,000 for each of the years ended March 31, 1997, 1996 and 1995 in accordance with the terms of the joint venture agreements.

           Included in general and administrative expenses for the years ended March 31, 1997, 1996 and 1995 is $76,000, $82,000 and $84,000,
       respectively, representing reimbursements to an affiliate of the Managing General Partner for providing certain financial, accounting and investor communication services to the Partnership.

           The Partnership uses the services of Mitchell Hutchins
       Institutional Investors, Inc. ("Mitchell Hutchins") for the managing of cash assets. Mitchell Hutchins is a subsidiary of Mitchell Hutchins Asset Management, Inc., an independently operated subsidiary of PaineWebber. Mitchell Hutchins earned fees of $4,000, $3,000

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       and $4,000 (included in general and administrative expenses) for managing the Partnership's cash assets during fiscal 1997, 1996 and 1995, respectively.

4.    Operating Investment Properties

           As of March 31, 1997 and 1996, the Partnership owns majority and controlling interests in two joint venture partnerships which own operating investment properties as described below. As discussed in
       Note 2, the Partnership's policy is to report the operations of the joint ventures on a three-month lag.

           71st Street Housing Partners, Ltd.

           On December 16, 1985, the Partnership acquired an interest in 71st Street Housing Partners, Ltd., a joint venture formed to develop, own and operate the Harbour Pointe Apartments, a 234-unit two-story garden apartment complex located in Bradenton, Florida. Construction of this complex was completed in January, 1987. The Partnership's co-venture partners are affiliates of The Lieberman Corporation. The Partnership made a capital investment of $2,658,000 (including an acquisition fee of $150,000 paid to PWPI) for a 60% interest in the Joint Venture. The property was acquired subject to a nonrecourse mortgage note in the amount of $9,200,000. On May 1, 1990, the joint venture refinanced its mortgage note under more favorable terms, as further discussed in Note
       7. Pursuant to an Amended and Restated Agreement of the Limited Partnership dated August 4, 1989, the general partner interests of the co-venturers were converted to limited partnership interests. The co-venturers received a payment of $125,000 from the Partnership in return for their agreement to relinquish their general partner rights and the property management contract. As a result of the amendment, the Partnership, as the sole general partner, assumed control of the operations of the property and hired a third-party property manager to manage the day-to-day operations of the apartment complex.

           Per the terms of the amended joint venture agreement, income is allocated to the Partnership until such time as the Partnership's capital account balance equals 250% of all capital contributions theretofore made by the Partnership. Thereafter, income is allocated 60% to the Partnership and 40% to the co-venturers. Net losses are generally allocated 95% to the Partnership and 5% to the co-venturers, except that if one partner has a deficit balance and the other a credit balance in their capital accounts, net losses are allocated to the partner with the credit balance.

           Allocations of gains and losses from capital transactions will be allocated according to the formulas provided in the joint venture agreement.

           Distributions of cash from a sale or operations of the operating property will be made in the following order of priority: first, to repay accrued interest and principal on optional loans (none outstanding as of March 31, 1997 and 1996); second, to the Partnership until the Partnership has received an amount equal to 250% of all capital contributions theretofore made by the Partnership; and third, any remainder, will be distributed 60% to the Partnership and 40% to the co-venturers. Distributions of cash from a refinancing of the operating property shall be distributed 60% to the Partnership and 40% to the co-venturers.

           The Lakes Joint Venture

           The Lakes Joint Venture ("Venture") was formed May 30, 1985 (inception) in accordance with the provisions of the laws of the State of California for the purpose of developing, owning and operating a 770-unit apartment complex (operating investment property) in Costa Mesa, California. On November 1, 1985 the Partnership acquired a 65% general partnership interest in the joint venture. The Partnership's original co-venture partner was The Lakes Development Company ("Developer"), a California general partnership and an affiliate of Regis Homes Corporation. Construction of the operating investment property was

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       completed in December 1987. The initial aggregate cash investment made by the Partnership for its interest was approximately $16,226,000 (including an acquisition fee of $1,130,000 paid to PWPI). Construction of the property was financed from the proceeds of a nonrecourse $76,000,000 mortgage loan. On September 26, 1991, in conjunction with a refinancing and modification of the Venture's long-term indebtedness, the Developer transferred its interest in the Venture to Development Partners, Inc. ("DPI"), a Delaware corporation and a wholly-owned subsidiary of Paine Webber Group, Inc., and withdrew from the Venture. As a result of the original co-venturer's withdrawal, the Partnership assumed control over the operations of the Venture. The debt secured by the The Lakes at South Coast Apartments is in default as of March 31, 1997 due to the failure of the Venture to satisfy two covenants of the loan agreement. See Note 7 for a further discussion.

           Concurrent with the Developer's withdrawal from the Venture and the admission of DPI as a Venturer, the Venture Agreement was amended and restated effective September 26, 1991. The Venture Agreement between the Partnership and DPI provides that, if the Venture's operating revenues are insufficient to pay its operating expenses, the Venturers shall have the right, but not the obligation, to arrange third-party loans to the Venture. Alternatively, the Venturers may choose to make Optional Loans to the Venture. If both Venturers desire to make such loans, the loans shall be made in the ratio of 99.98% from the Partnership and .02% from DPI. No such Optional Loans were outstanding as of December 31, 1996.

           Distributable Funds and Net Proceeds of the Venture are to be allocated first to the Partnership until the Partnership shall have received cumulative distributions equal to any Additional Capital Contributions, as defined. Thereafter, any remaining Distributable Funds or Net Proceeds are to be distributed next to repay accrued interest and principal on any Optional Loans and then to the Partnership until the Partnership shall have received cumulative distributions equal to $17,250,000. Any remainder is to be distributed 99.98% to the Partnership and .02% to DPI.

           Net losses are to be allocated 99.98% to the Partnership and .02% to DPI. Net income shall be allocated to Venturers to the extent of and in the ratio of the distribution of Distributable Funds, with any remainder allocated 99.98% to the Partnership and .02% to DPI. In the event that there are no Distributable Funds, net income would be allocated 99.98% to the Partnership and .02% to DPI. Allocations of gain or losses from sales or other dispositions of the operating investment property are set forth in the Venture Agreement.

           The following is a summary of combined property operating expenses for the Harbour Pointe Apartments and The Lakes at South Coast Apartments for the years ended December 31, 1996, 1995 and 1994 (in thousands):

                                             1996     1995     1994
                                             ----     ----     ----
Property operating expenses:
      Repairs and maintenance               $  897   $  886   $  915
      Salaries and related expenses            605      625      672
      Utilities                                508      522      504
      Administrative and other               1,058    1,090    1,062
      Management fees                          381      365      349
      Leasing commissions and fees             142      132      124
      Insurance                                125      115      118
                                            ------   ------   ------
                                            $3,716   $3,735   $3,744
                                            ======   ======   ======

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.  Investments in Unconsolidated Joint Ventures

           The Partnership has an investment in one unconsolidated joint venture at March 31, 1997 and 1996. The unconsolidated joint venture is accounted for on the equity method in the Partnership's financial statements. As discussed in Note 2, this joint venture reports its operations on a calendar year basis.

      Condensed financial statements of the unconsolidated joint venture, for the periods indicated, follow.

                           Condensed Balance Sheets
                           ------------------------
                          December 31, 1996 and 1995
                                (in thousands)

                                    Assets
                                    ------               1996       1995
                                                          ----       ----
Current assets                                           $   86     $  108
Operating investment property, net                        4,705      4,888
Other assets                                                230        292
                                                         ------     ------
                                                         $5,021     $5,288
                                                         ======     ======

                      Liabilities and Partners' Deficit

Current liabilities                                     $   562    $   502
Loans payable to affiliates                                 537        537
Long-term debt                                            6,700      6,800
Partnership's share of combined deficit                  (2,507)    (2,359)
Co-venturer's share of combined deficit                    (271)      (192)
                                                        -------    -------
                                                        $ 5,021    $ 5,288
                                                        =======    =======

                       Condensed Summary of Operations
                       -------------------------------
             For the years ended December 31, 1996, 1995 and 1994
                                (in thousands)

                                              1996      1995       1994
                                              ----      ----       ----

Rental revenues                              $ 1,084    $ 1,148    $ 1,102
Interest and other income                         68         71        109
                                             -------    -------    -------
                                               1,152      1,219      1,211

Property operating expenses                      665        685        636
Depreciation and amortization                    255        236        212
Interest expense                                 460        482        411
                                             -------    -------    -------
                                               1,380      1,403      1,259
                                             -------    -------    -------
Net loss                                     $  (228)   $  (184)   $   (48)
                                             =======    =======    =======

Net loss:
  Partnership's share of loss                $  (148)   $  (120)   $   (31)
  Co-venturer's share of loss                    (80)       (64)       (17)
                                             -------    -------    -------
                                             $  (228)   $  (184)   $   (48)
                                             =======    =======    =======

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  Reconciliation of Partnership's Investment
                  ------------------------------------------
                           March 31, 1997 and 1996
                                (in thousands)

                                                             1997       1996
                                                             ----       ----
Partnership's share of deficit
  as shown above at December 31                            $(2,507)   $(2,359)
Partnership's share of venture's current
  liabilities                                                   60         60
Excess basis due to investment in joint
  venture, net (1)                                              72         76
                                                           -------    -------
     Equity in losses of unconsolidated joint
       venture in excess of investments
       and advances at March 31 (2)                        $(2,375)   $(2,223)
                                                           =======    =======

          (1) At March 31, 1997 and 1996 the Partnership's investment exceeds its share of the combined joint venture's deficit account by approximately $72,000 and $76,000, respectively. These amounts, which relate to certain expenses incurred by the Partnership in connection with acquiring its remaining unconsolidated joint venture investment, are being amortized using the straight-line method over the estimated useful life of the related operating investment property.

          (2) Equity in losses of unconsolidated joint venture in excess of investments and advances at March 31, 1997 and 1996 represents the Partnership's net investment in the Lincoln Garden joint venture partnership. This joint venture is subject to a partnership agreement which determines the distribution of available funds, the disposition of the venture's assets and the rights of the partners, regardless of the Partnership's percentage ownership interest in the venture. As a result, substantially all of the Partnership's investment in this joint venture is restricted as to distributions.



             Reconciliation of Partnership's Share of Operations
             ---------------------------------------------------
              For the years ended March 31, 1997, 1996 and 1995
                                (in thousands)


                                                    1997     1996    1995
                                                    ----     ----    ----
              Partnership's share of
                 operations, as shown above        $(148)   $(120)   $(31)
              Amortization of excess basis            (4)      (4)     (4)
                                                   -----    -----    ----
              Partnership's share of
                 unconsolidated venture's losses   $(152)   $(124)   $(35)
                                                   =====    =====    ====


              A description of the property owned by the remaining unconsolidated joint venture and certain other matters are summarized below:

                   Lincoln Garden Apartments Joint Venture

                   On November 15, 1985, the Partnership acquired an interest in a joint venture which developed, owns and operates Lincoln Garden Apartments, a 200-unit complex located on an 8.1-acre tract of land in Tucson, Arizona. Construction of this complex was completed in June, 1986. The Partnership's co-venture partner is an affiliate of Lincoln Property Company. The Partnership made a cash investment of approximately $1,762,000 (including an acquisition fee of $103,125 paid

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


              to PWPI) for a 65% interest in the Joint Venture. The property was acquired subject to a nonrecourse mortgage note in the amount of $7,700,000.

                   During fiscal 1989, the joint venture ceased to meet the
              debt service requirements of its mortgage financing and, technically, was in default of the loan agreements. In March 1989, the Partnership refinanced its loan through the refunding of certain tax-exempt revenue bonds issued by a local housing authority and obtained a lower interest rate, which reduced the venture's debt service requirements. Interest rates on the previous financing arrangement ranged from 7.2% to 8.8% per annum. Interest on the new bonds is paid at a variable rate which fluctuates weekly and is tied to the market rates on other similar tax-exempt debt instruments. The venture has remained current on its debt service payments since the date of the refinancing. The mortgage note had a remaining principal balance of $6,700,000 as of December 31, 1996 and is secured by the venture's operating investment property and a primary letter of credit in the amount of $7,188,000, which requires annual fees equal to 0.8% of the letter of credit amount and expired on May 1, 1997. A tentative extension to the letter of credit for Lincoln Garden has been negotiated with the issuer, and the final documents to formalize the extension are in the process of being reviewed and executed. The new letter of credit would have a two-year term, would require annual fees equal to 1.2% of the letter of credit amount and would expire in May 1999. There are no assurances, however, that this agreement will be finalized. Failure to finalize the extension agreement could result in the initiation of foreclosure proceedings on the Lincoln Garden property. The outcome of this situation cannot presently be determined. The Partnership would recognize a net gain for financial reporting purposes upon the foreclosure of the Lincoln Garden investment property because the prior year equity method losses and distributions from the joint venture have exceeded the Partnership's investments and advances in the venture. To improve the credit rating of the outstanding bonds and provide a more favorable variable interest rate, in 1993 the lender provided to the joint venture a confirming letter of credit for $7,109,500. The confirming letter of credit required annual fees equal to 0.3% of the letter of credit amount. This confirming letter of credit expired on June 4, 1996 and was not renewed.

                   The co-venturer guaranteed to fund negative cash flow, as
              defined, of the Joint Venture during the guarantee period, which ended September 30, 1988. Operating expenses and debt service, if any, in excess of the amounts available for expenditure were to be funded by the co-venturer during the guarantee period. The co-venturer's obligation to fund cash pursuant to these guarantees was in the form of nonreturnable capital contributions through September 30, 1987, and mandatory additional capital contributions, as defined, through September 30, 1988. From October 1, 1988 until July 2, 1990, the co-venturer was required to make mandatory loans, as defined, to the Joint Venture to the extent operating revenues were insufficient to pay the operating expenses. Thereafter, if operating revenues are insufficient to pay operating expenses, either the co-venturer or the Partnership may make optional loans, as defined, to the Joint Venture, but there is no assurance that any will be made. All mandatory and optional loans bear interest at prime (8.25% at December 31, 1996) plus 1% per annum and are to be repaid from distributable funds, as defined. At December 31, 1996, mandatory and optional loans payable to the co-venturer amounted to $522,000. Unpaid interest on mandatory and optional loans at December 31, 1996, amounted to $383,000. Loans payable to the Partnership at December 31, 1996, amounted to $14,000 and are being accounted for as optional loans similar to those made by the co-venturer.

                   The joint venture agreement provides that distributable
              funds, as defined, and net proceeds arising from the sale, refinancing, or other disposition of the Operating Investment Property of the Joint Venture, as defined, will be distributed as follows: 1) for repayment of accrued interest and principal on optional loans, 2) for repayment of accrued interest and principal on mandatory loans, 3) to the Partnership until the Partnership has received cumulative distributions equal to $1,897,500, 4) to the co-venturer until the co-venturer has received a cumulative distribution equal to, first, a

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


              preferred return on mandatory additional capital contributions of prime plus 1% per annum and, second, any mandatory additional capital contributions, and 5) the balance, 65% to the Partnership and 35% to the co-venturer. The obligation to distribute distributable funds is cumulative.

                   Losses of the joint venture, other than losses resulting
              from the sale of the Operating Investment Property, were allocated 100% to the Partnership through December 31, 1990, and thereafter, are allocated 65% to the Partnership and 35% to the co-venturer unless the allocation of additional losses to the Partnership would result in the Partnership's capital account having a deficit balance while the co-venturer's capital account has a credit balance. In such cases, the co-venturer will be allocated losses until the capital account of the co-venturer is reduced to zero. Income of the Joint Venture, other than gains resulting from the sale or other disposition of the Operating Investment Property, will be allocated 65% to the Partnership and 35% to the co-venturer if there are no distributable funds. If there are distributable funds, income will be allocated as follows: 1) to the Partnership to the extent of its preferred distributions, 2) to the co-venturer to the extent of its preferred distributions, and 3) the balance, 65% to the Partnership and 35% to the co-venturer.

                   Gains arising from the sale, refinancing, or other
              disposition of the Operating Investment Property are to be allocated in accordance with specific formulas set forth in the joint venture agreement.

6.    Restricted Cash

           In September 1991, The Lakes Joint Venture entered into an agreement with its mortgage lender whereby restricted cash accounts were established for the purpose of making specific disbursements for debt service, property taxes and insurance, security deposit refunds, and funding operating deficits. These accounts are controlled by the bank in which all disbursements and transfers are dictated by the related Reimbursement Agreement (see Note 7). These cash accounts are included in Restricted Cash on the accompanying balance sheet

7.    Long-term debt

           Long-term debt on the Partnership's balance sheet at March 31, 1997 and 1996 consists of the following (in thousands):

                                                            1997         1996
                                                            ----         ----

       Nonrecourse mortgage note payable which secures
       Manatee County Housing Finance Authority Revenue
       Refunding Bonds. The mortgage loan is secured by
       a deed to secure debt and a security agreement
       covering the real and personal property of the
       Harbour Pointe Apartments.                          $ 9,125     $ 9,125

       Developer loan payable which secures County of
       Orange, California Tax-Exempt Apartment
       Development Revenue Bonds. The mortgage loan is
       nonrecourse and is secured by a first deed of
       trust plus all future rents and income generated
       by The Lakes at South Coast Apartments.              75,600      75,600






                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              1997        1996
                                                              ----        ----

       Nonrecourse loan payable to bank secured by a
       third deed of trust plus all future rents and
       income generated by The Lakes at South Coast
       Apartments.                                           3,491       4,584

       Prior indebtedness principal payable to bank.
       This obligation is related to The Lakes Joint
       Venture and is nonrecourse.                           3,411       3,561


       Deferred gain on forgiveness of debt (net of
       accumulated amortization of $1,877 and $1,534 in
       1997 and 1996, respectively)                          3,401       3,744
                                                           -------     -------

                                                            95,028      96,614

       Less: Long-term debt in default (see discussion
       below)                                              (85,903)    (87,489)
                                                           -------     -------
                                                           $ 9,125     $ 9,125
                                                           =======     =======


       Mortgage loan secured by the Harbour Pointe Apartments

           Original financing for construction of the Harbour Pointe Apartments was provided through $9,200,000 of Multi-Family Housing Mortgage Revenue Bonds, Series 1985 E due December 1, 2007 (the original Bonds) issued by the Manatee County Housing Finance Authority which bore interest at 8.25% plus a 1.25% letter of credit fee. An amount of $75,000 was paid on the original bonds prior to the refinancing. The original bond issue was refinanced on May 1, 1990 with $9,125,000 Weekly Adjustable/Fixed Rate Multi-Family Housing Revenue Refunding Bonds, Series 1990A, due December 1, 2007 (the Bonds).

           The interest rate on the Bonds is adjusted weekly to a minimum rate that would be necessary to remarket the Bonds in a secondary market as determined by a bank remarketing agent. During calendar 1996, the interest rate averaged 3.90% (4.38% in 1995). The Bonds are secured by the Harbour Pointe Apartments. As of December 31, 1996, the fair value of this debt obligation approximated $8.8 million.

           Interest on the underlying bonds is intended to be exempt from federal income tax pursuant to Section 103 of the Internal Revenue Code. In connection with obtaining the mortgage, the partnership executed a Land Use Restriction Agreement with the Manatee County Housing Finance Authority which provides, among other things, that substantially all of the proceeds of the Bonds issued be utilized to finance multi-family housing of which 20% or more of the units are to be leased to low and moderate income families as established by the United States Department of Housing and Urban Development. In the event that the underlying Bonds do not maintain their tax-exempt status, whether by a change in law or by noncompliance with the rules and regulations related thereto, repayment of the note may be accelerated.

           Pursuant to the financing agreement, a bank has issued an irrevocable letter of credit to the Bond trustee in the joint venture's name for $9,247,500. An annual fee equal to 1% of the letter of credit balance is payable monthly to the extent of net cash operating income available to pay such fees. In addition, the joint venture pays annual remarketing, administrative and trustee fees pertaining to the bonds which totalled $29,000 during 1996. The letter of credit is scheduled to expire on December 15, 1997, at which time the venture's mortgage debt would become immediately due and payable if the letter of credit is not extended or

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       replaced. Subsequent to year-end, the venture has filed an application to extend the letter-of-credit for a three-year period. There are no assurances, however, that this application will be approved. The outcome of this situation cannot presently be determined. The Partnership would recognize a net gain for financial reporting purposes upon either the sale or foreclosure of the Harbour Pointe Apartments because the balance of the mortgage loan payable exceeds the net carrying value of the operating investment property. The total assets, total liabilities, gross revenues and total expenses of 71st Street Housing Partners, Ltd. included in the fiscal 1997 consolidated financial statements total $7,333,000, $10,356,000, $1,598,000 and
       $1,611,000, respectively.

      Debt secured by The Lakes at South Coast Apartments

           Original financing for construction of The Lakes at South Coast Apartments was provided from a developer loan in the amount of $76,000,000 funded by the proceeds of a public offering of tax-exempt apartment development revenue bonds. The Venture had been in default of the developer loan since December 1989 for failure to make full and timely payments on the loan. As a result of the Venture's default, the required semi-annual interest and principal payments due to the bond holders through June of 1991 were made by the bank which had issued an irrevocable letter of credit securing the bonds. Under the terms of the loan agreement, the Venture was responsible for reimbursing the letter of credit issuer for any draws made against the letter of credit which totalled $7,748,000.

           The original bond issue was refinanced during 1991 and the original developer loan was extinguished. The new developer loan (1991 Developer Loan), in the amount of $75,600,000, is payable to the County of Orange and was funded by the proceeds of a public offering of tax-exempt apartment development revenues bonds issued, at par, by the County of Orange, California in September 1991. Principal is payable upon maturity, December 1, 2006. Interest on the bonds is variable, with the rate determined weekly by a remarketing agent (ranging from 2.25% to 5.30% during calendar 1996), and is payable in arrears on the first of each month.

           The loan is secured by a first deed of trust plus all future rents and income generated by the operating investment property. Bond principal and interest payments are secured by an irrevocable letter of credit issued by a bank in the amount of $76,569,000, expiring December 15, 1998. The Venture pays an annual letter of credit fee equal to 1.3% of the outstanding amount (1% prior to December 15, 1996), payable 73% (60% prior to December 15, 1996) monthly with the remaining 27% (40% prior to December 15, 1996) deferred and paid in accordance with the Reimbursement Agreement (Unpaid Accrued Letter of Credit Fees). Such Unpaid Accrued Letter of Credit Fees were $1,608,000 and $1,306,000 at December 31, 1996 and 1995, respectively.
       The bank letter of credit is secured by a second deed of trust on the operating investment property and future rents and income from the operating investment property.

           In conjunction with the 1991 Developer Loan, the Venture entered into a Reimbursement Agreement with the letter of credit issuer regarding the unreimbursed letter of credit draws referred to above. The letter of credit issuer agreed to forgive all outstanding accrued interest through September 26, 1991, aggregating $1,132,000, along with a portion of the outstanding principal in the amount of $300,000. In return, the Venture made a principal payment of $926,000, leaving an unpaid balance of $6,523,000 (Prior Indebtedness). The outstanding principal balance of the Prior Indebtedness bears interest payable to the letter of credit issuer at the rate of 11% per annum. Interest accrued on the Prior Indebtedness from the date of closing through June 1992 was forgiven by the letter of credit issuer. Principal payments from available net cash flow and the release of certain restricted escrow funds described below totalled $3,112,000 through December 31, 1996, leaving an outstanding principal balance of $3,411,000 as of December 31, 1996. At the time of the refinancing the Venture also owed the letter of credit issuer fees totalling $2,184,000. The letter of credit issuer agreed to forgive $1,259,000 of such unpaid fees, leaving an unpaid balance of $925,000 (Deferred Prior Letter of Credit Fees). The Venture has a limited right to defer payment of interest and

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       principal on the Prior Indebtedness and the Unpaid Accrued Letter of Credit Fees to the extent that the net cash flow from operations is not sufficient after the payment of debt service on the 1991 Developer Loan and the funding of certain required reserves. In addition, upon a sale or other disposition of the operating property, the Reimbursement Agreement allows for the payment to the Venture of an amount of $5,500,000, plus accrued interest at the rate of 8% per annum, prior to the repayment to the letter of credit issuer of the accrued interest on the Prior Indebtedness and the Deferred Prior Letter of Credit Fees.

           In November 1988, a borrowing arrangement with a bank was entered into to provide funds for The Lakes. The Venture obtained a line of credit secured by a third trust deed on the subleasehold interest, buildings and improvements, and rents and income in the amount of $6,300,000. Interest on the line of credit was originally payable monthly at 1-1/2% over the Citibank, N.A. prime rate. However, because of the default status of this obligation during 1990, interest had accrued at a rate of prime plus 4% through September 26, 1991. Accrued interest on the line of credit, which is payable to the same bank which issued the letter of credit in connection with the bonds, totalled $1,841,000 at September 26, 1991. The outstanding principal balance of the line of credit was $6,127,000 as of September 26, 1991. In conjunction with the refinancing of the developer loan described above, the lender agreed to forgive all of the outstanding accrued interest at the date of the refinancing. Interest accrues on the outstanding principal balance at the rate of 11% per annum beginning September 27, 1991. Payment of interest and principal on the line of credit borrowings, prior to a sale or other disposition of the operating property, is limited to the extent of available cash flow after the payment of debt service on the developer loan and the funding of certain required reserves. In addition, as with the Prior Indebtedness principal and interest described above, upon a sale or other disposition of the operating property, the payment of accrued interest on the line of credit borrowings is subordinated to the receipt by the Venture of $5,500,000 plus a simple return thereon of 8% per annum. Principal payments on the line of credit borrowings from available net cash flow totalled $2,636,000 through December 31, 1996, leaving an outstanding principal balance of $3,491,000 as of December 31, 1996.

           The restructuring of the Prior Indebtedness, the Deferred Letter of Credit Fees and the line of credit borrowings, as described above, have been accounted for in accordance with Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings". Accordingly, the forgiveness of debt, aggregating $5,279,000, has been deferred and is being amortized as a reduction of interest expense prospectively using a method approximating the effective interest method over the estimated remaining term of the Venture's indebtedness. At December 31, 1996 and 1995, $3,401,000 and $3,744,000, respectively of such forgiven debt (net of accumulated amortization) has been reflected in the accompanying balance sheet and $343,000 has been amortized as a reduction of interest expense in the accompanying statements of operations for each of the years ended December 31, 1996, 1995 and 1994, respectively. As of December 31, 1996, the fair value of the aggregate indebtedness secured by The Lakes at South Coast Apartments approximated $66 million.

           The 1991 Developer Loan required the establishment of a $2,000,000 deficit reserve account, funded from the Venturers' 1991 contributions. The loan also requires the funding of an additional reserve account on a monthly basis from available cash flow (as defined) to the extent that the interest rate on the bonds is below 6%, until the balance in this reserve account totals $1,000,000. The requirement for this additional reserve account may be eliminated if the operating property generates a certain minimum level of net operating income. The $2,000,000 deficit reserve account and the additional reserve account funded by operations may be used under certain circumstances to fund the Venture's debt service obligations to the extent that net operating income is insufficient. In the event that such reserves no longer become necessary under the terms of the Reimbursement Agreement, any remaining balances in the reserve accounts are to be paid to the letter of credit issuer to be applied against certain of the Venture's outstanding obligations. As of December 31, 1996 and 1995, the balance in the deficit reserve account totalled $1,146,000 and $1,111,000, respectively. As of December 31, 1995, the balance in the additional reserve account totalled $151,000. During 1996, the requirement for the additional reserve account was eliminated and the balance in the

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       account was applied against the Venture's outstanding debt obligations. Such amounts are included in restricted cash on the accompanying balance sheets. The remaining balance in restricted cash relates to operating cash accounts of the Venture in which disbursements are restricted by the bank.

           The 1991 Developer Loan contains several restrictive covenants, including, among others, a requirement that the Venture furnish the letter of credit issuer in September 1994 and September 1996 with certified independent appraisals of the fair market value of the operating investment property for an amount equal to or greater than $92,000,000 and $100,000,000, respectively. Failure to provide such appraisals constitute events of default under the Reimbursement Agreement. To date, the Lakes Joint Venture has not provided the lender with an appraisal which meets either the $92,000,000 or $100,000,000 requirement, and the lender has not waived or modified the minimum appraised value requirements. Accordingly, the Venture is in default under the Reimbursement Agreement. In February 1996, the lender issued a formal notice of default to the Joint Venture pursuant to the Reimbursement Agreement. During fiscal 1997, the Partnership engaged in discussions with the lender regarding possible changes in the appraisal requirements, however, no agreement has been reached to date. Management expects to continue such discussions in fiscal 1998 but there can be no assurances that the lender will grant any relief in connection with these appraisal covenants. Accordingly, the carrying amount of the debt related to The Lakes Joint Venture has been classified as long-term debt in default on the balance sheets as of March 31, 1997 and 1996.

           In the event that management is successful in negotiating a waiver or modification of the minimum appraised value requirements described above for The Lakes Joint Venture, the Partnership will continue to direct the management of the remaining operating properties in order to generate sufficient cash flow to sustain operations in the nearterm while attempting to maximize their longterm values. Even under these circumstances, it remains to be seen whether such a strategy would result in the return of any significant amount of invested capital to the Limited Partners. If management cannot reach an agreement with The Lakes' mortgage lender regarding the appraisal covenants, the lender could choose to initiate foreclosure proceedings. While the Partnership is prepared to exercise all available legal remedies in the event that the lender takes such actions, if the Partnership were not successful with its legal defenses the result could be a foreclosure of the operating property. In the event that the ownership of The Lakes was transferred to the lender as a result of foreclosure actions, the Partnership would have to weigh the costs of continued operations against the realistic hopes for any future recovery of capital from the other two investments. Under such circumstances, the Managing General Partner might determine that it would be in the best interests of the Limited Partners to liquidate the remaining investments and terminate the Partnership. Management will reassess its future operating strategy once the appraisal covenant compliance issue on The Lakes is fully resolved. These conditions raise substantial doubt about the Venture's and the Partnership's ability to continue as going concerns. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. The Partnership would recognize a net gain for financial reporting purposes upon either the sale or foreclosure of The Lakes at South Coast Apartments because the balance of the mortgage loan payable exceeds the net carrying value of the operating investment properties. The total assets, total liabilities, gross revenues and total expenses of The Lakes Joint Venture included in the fiscal 1997 consolidated financial statements total $64,214,000, $91,108,000, $9,469,000 and $10,202,000, respectively.

8.    Legal Proceedings

           In November 1994, a series of purported class actions (the "New York Limited Partnership Actions") were filed in the United States District Court for the Southern District of New York concerning PaineWebber Incorporated's sale and sponsorship of various limited partnership investments and REIT Stocks, including those offered by the Partnership. The lawsuits were brought against PaineWebber Incorporated and Paine Webber Group Inc. (together "PaineWebber"), among others, by allegedly dissatisfied partnership investors.

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       In March 1995, after the actions were consolidated under the title In re PaineWebber Limited Partnership Litigation, the plaintiffs amended their complaint to assert claims against a variety of other defendants, including Fourth Development Fund Inc. and Properties Associates 1985, L.P. ("PA1985"), which are the Managing General Partners of the Partnership and affiliates of PaineWebber. On May 30, 1995, the court certified class action treatment of the claims asserted in the litigation.

           The amended complaint in the New York Limited Partnership Actions alleged that, in connection with the sale of interests in PaineWebber Development Partners Four, Ltd., PaineWebber, including Fourth Development Fund Inc. and PA1985 (1) failed to provide adequate disclosure of the risks involved; (2) made false and misleading representations about the safety of the investments and the Partnership's anticipated performance; and (3) marketed the Partnership to investors for whom such investments were not suitable. The plaintiffs, who purported to be suing on behalf of all persons who invested in PaineWebber Development Partners Four, Ltd., also alleged that following the sale of the partnership interests, PaineWebber, including Fourth Development Fund Inc. and PA1985 misrepresented financial information about the Partnership's value and performance. The amended complaint alleged that PaineWebber, including Fourth Development Fund, Inc. and PA1985 violated the Racketeer Influenced and Corrupt Organizations Act ("RICO") and the federal securities laws. The plaintiffs sought unspecified damages, including reimbursement for all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the limited partnerships. In addition, the plaintiffs also sought treble damages under RICO.

           In January 1996, PaineWebber signed a memorandum of understanding with the plaintiffs in the New York Limited Partnership Actions outlining the terms under which the parties have agreed to settle the case. Pursuant to that memorandum of understanding, PaineWebber irrevocably deposited $125 million into an escrow fund under the supervision of the United States District Court for the Southern District of New York to be used to resolve the litigation in accordance with a definitive settlement agreement and plan of allocation. On July 17, 1996, PaineWebber and the class plaintiffs submitted a definitive settlement agreement which provides for the complete resolution of the class action litigation, including releases in favor of the Partnership and PWPI, and the allocation of the $125 million settlement fund among investors in the various partnerships and REITs at issue in the case. As part of the settlement, PaineWebber also agreed to provide class members with certain financial guarantees relating to some of the partnerships and REITs. The details of the settlement are described in a notice mailed directly to class members at the direction of the court. A final hearing on the fairness of the proposed settlement was held in December 1996, and in March 1997 the court announced its final approval of the settlement. The release of the $125 million of settlement proceeds has not occurred to date pending the resolution of an appeal of the settlement agreement by two of the plaintiff class members. As part of the settlement agreement, PaineWebber has agreed not to seek indemnification from the related partnerships and real estate investment trusts at issue in the litigation (including the Partnership) for any amounts that it is required to pay under the settlement.

           In February 1996, approximately 150 plaintiffs filed an action entitled Abbate v. PaineWebber Inc. in Sacramento, California Superior Court against PaineWebber Incorporated and various affiliated entities concerning the plaintiffs' purchases of various limited partnership interests, including those offered by the Partnership. The complaint alleged, among other things, that PaineWebber and its related entities committed fraud and misrepresentation and breached fiduciary duties allegedly owed to the plaintiffs by selling or promoting limited partnership investments that were unsuitable for the plaintiffs and by overstating the benefits, understating the risks and failing to state material facts concerning the investments. The complaint sought compensatory damages of $15 million plus punitive damages against PaineWebber. In June 1996, approximately 50 plaintiffs filed an action entitled Bandrowski v. PaineWebber Inc. in Sacramento, California Superior Court against PaineWebber Incorporated and various affiliated entities concerning the plaintiffs' purchases of various limited partnership interests, including those offered by the Partnership. The complaint was very similar to the Abbate action described above and sought compensatory damages of $3.4

                                  Exhibit A
                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       million plus punitive damages against PaineWebber. In September 1996, the court dismissed many of the plaintiffs' claims in both the Abbate and Bandrowski actions as barred by applicable securities arbitration regulations. Mediation with respect to the Abbate and Bandrowski actions was held in December 1996. As a result of such mediation, a settlement between PaineWebber and the plaintiffs was reached which provided for the complete resolution of both actions. Final releases and dismissals with regard to these actions were received subsequent to March 31, 1997.

           Based on the settlement agreements discussed above covering all of the outstanding unitholder litigation, and notwithstanding the appeal of the class action settlement referred to above, management does not expect that the resolution of these matters will have a material impact on the Partnership's financial statements, taken as a whole.

                                  Exhibit A





Schedule III - Real Estate and Accumulated Depreciation

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.

             SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION
                                March 31, 1997
                                (In thousands)



                                      Initial Cost to        Cost
                                       Consolidated       Capitalized     Gross Amount at Which Carried
                                       Joint Venture      Subsequent to         at End of Year
                                   --------------------   Acquisition     ------------------------------
                                           Buildings &    Buildings &                Buildings &
Description         Encumbrances   Land    Improvements   Improvements      Land    Improvements   Total
-----------         ------------   ----    ------------   ------------      ----    ------------   -----
Apartment Complex
Bradenton, FL         $ 9,125     $ 1,543     $ 8,309       $  408        $ 1,543    $ 8,717     $10,260

Apartment Complex
 Costa Mesa, CA        82,502      16,647      64,350        4,829         16,647     69,179      85,826
                      -------     -------     -------       ------        -------    -------     -------
                      $91,627     $18,190     $72,659       $5,237        $18,190    $77,896     $96,086
                      =======     =======     =======       ======        =======    =======     =======




                                                              Life on Which
                                                              Depreciation
                                                              in Latest
                                                              Income
                      Accumulated      Date of       Dare     Statement
Description           Depreciation   Construction  Acquired   is Computed
-----------           ------------   ------------  --------   --------------
Apartment Complex
Bradenton, FL           $ 2,943         1987       12/16/85    5 - 30 yrs.

Apartment Complex
 Costa Mesa, CA          25,134         1987       11/1/85     5 - 30 yrs.
                        -------
                        $28,077
                        =======


Notes

(A) The aggregate cost of real estate owned at December 31, 1996 for Federal income tax purposes is approximately $85,320.

(B) See Note 7 to the financial statements for a description of the terms of the debt encumbering the property.

(C) Reconciliation of real estate owned:

                                                    1996      1995     1994
                                                    ----      ----     ----
Balance at beginning of period                    $95,185   $95,015   $94,590
Increase due to additions                             901       170       425
                                                  -------   -------   -------
Balance at end of period                          $96,086   $95,185   $95,015
                                                  =======   =======   =======

(D) Reconciliation of accumulated depreciation:

Balance at beginning of period                    $25,465   $22,386   $19,339
Depreciation expense                                2,612     3,079     3,047
                                                  -------   -------   -------
Balance at end of period                          $28,077   $25,465   $22,386
                                                  =======   =======   =======

                                  EXHIBIT B

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.

                        QUARTERLY REPORT ON FORM 10-Q

                                  THIS PAGE
                                INTENTIONALLY
                                     LEFT
                                    BLANK

                                  Exhibit B
=============================================================================

                    UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                      ----------------------------------

                                  FORM 10-Q

       |X|  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934

          FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1997

                            OR

       |_|  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                     For the transition period from to .

                       Commission File Number: 0-17150

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Texas                                               76-0147579
-------------------------------                           -------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

265 Franklin Street, Boston, Massachusetts                      02110
-----------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code  (617) 439-8118
                                                  ----------------

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X|. No|_|.
=============================================================================

                                  Exhibit B
                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.

                         CONSOLIDATED BALANCE SHEETS
               December 31, 1997 and March 31, 1997 (Unaudited)
                                (In thousands)

                                    ASSETS
                                    ------
                                                            December 31         March 31
                                                            -----------         --------
Operating investment properties:
    Land                                                     $ 18,190          $ 18,190
    Buildings and improvements                                 77,896            77,896
                                                             --------          --------
                                                               96,086            96,086
    Less accumulated depreciation                             (30,036)          (28,077)
                                                             --------          --------
                                                               66,050            68,009

Cash and cash equivalents                                       2,363             1,562
Restricted cash                                                 3,638             3,628
Accounts receivable - affiliates                                   25                21
Prepaid and other assets                                           46                64
Deferred expenses, net                                            622               658
                                                             --------          --------
                                                             $ 72,744          $ 73,942
                                                             ========          ========

                      LIABILITIES AND PARTNERS' DEFICIT
Accounts payable and accrued expenses                        $    198          $    287
Accrued interest and fees                                       5,336             4,587
Tenant security deposits                                          379               526
Losses of unconsolidated joint venture
  in excess of investments and advances                           534             2,375
Mortgage loans payable                                         94,247            95,028
Co-venturers' share of net assets of
  consolidated ventures                                         1,064             1,140
Partners' deficit                                             (29,014)          (30,001)
                                                             --------          --------
                                                             $ 72,744          $ 73,942
                                                             ========          ========

                           See accompanying notes.

                                  Exhibit B
                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.

             CONSOLIDATED STATEMENTS OF OPERATIONS For the three
         and nine months ended December 31, 1997 and 1996 (Unaudited)
                     (In thousands, except per Unit data)

                                          Three Months Ended         Nine Months Ended
                                              December 31,              December 31,
                                          ------------------         ------------------
                                          1997          1996         1997          1996
                                          ----          ----         ----          ----
Revenues:
    Rental income                        $ 2,665    $ 2,572          $ 7,947    $ 7,545
    Interest income                           64         36              185        166
    Other income                             123        125              390        471
                                         -------    -------          -------    -------
                                           2,852      2,733            8,522      8,182

Expenses:
    Property operating expenses            1,140        903            3,021      2,803
    Real estate taxes                        234        248              702        745
    Interest expense                       1,256      1,175            3,586      3,528
    Depreciation                             653        773            1,959      2,309
    General and administrative                83         50              203        127
                                         -------    -------          -------    -------
                                           3,366      3,149            9,471      9,512
                                         -------    -------          -------    -------

Operating loss                              (514)      (416)            (949)    (1,330)

Gain on sale of joint venture interest     2,010       --              2,010       --

Partnership's share of unconsolidated
  venture's loss                             (39)       (31)            (150)       (92)

Co-venturers' share of consolidated
  ventures' losses                            44         31               76         73
                                         -------    -------          -------    -------

Net income (loss)                        $ 1,501    $  (416)         $   987    $(1,349)
                                         =======    =======          =======    =======

Net income (loss) per Limited
    Partnership Unit                     $ 32.41    $ (9.53)         $ 20.68    $(30.81)
                                         =======    =======          =======    =======

        The above net income (loss) per Limited Partnership Unit is based upon the 41,644 Limited Partnership Units outstanding for each period.
                           See accompanying notes.

                                  Exhibit B

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.

         CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' DEFICIT For the nine months ended December 31, 1997 and 1996 (Unaudited)
                                (In thousands)

                               General      Limited
                               Partners    Partners

Balance at March 31, 1996      $ (2,631)   $(26,322)
Net loss                            (66)     (1,283)
                               --------    --------
Balance at December 31, 1996   $ (2,697)   $(27,605)
                               ========    ========

Balance at March 31, 1997      $ (2,683)   $(27,318)
Net income                          126         861
                               --------    --------
Balance at December 31, 1997   $ (2,557)   $(26,457)
                               ========    ========


                           See accompanying notes.

                                  Exhibit B
                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.

              CONSOLIDATED STATEMENTS OF CASH FLOWS
         For the nine months ended December 31, 1997 and 1996
         Increase (Decrease) in Cash and Cash Equivalents (Unaudited)
                                (In thousands)


                                                                  1997         1996
                                                                  ----         ----
Cash flows from operating activities:
    Net income (loss)                                            $   987    $(1,349)
    Adjustments to reconcile net income (loss)
     to net cash provided by
      operating activities:
      Depreciation                                                 1,959      2,304
      Amortization of deferred financing costs                        86         83
      Amortization of deferred gain on forgiveness of debt          (257)      (257)
      Gain on sale of joint venture interest                      (2,010)      --
      Partnership's share of unconsolidated venture's loss           150         92
      Co-venturers' share of consolidated ventures' losses           (76)       (73)
      Changes in assets and liabilities:
        Accounts receivable - affiliates                              (4)        (4)
        Prepaid and other assets                                      18        (10)
        Deferred expenses                                            (50)      --
        Accounts payable and accrued expenses                        (89)       545
        Accrued interest and fees                                    749        743
        Tenant security deposits                                    (147)         2
                                                                 -------    -------
           Total adjustments                                         329      3,425
                                                                 -------    -------
           Net cash provided by operating activities               1,316      2,076
                                                                 -------    -------
Cash flows from investing activities:
    Additions to buildings and improvements                         --         (571)
    Proceeds from sale of joint venture interest                      19       --
                                                                 -------    -------
           Net cash provided by (used in) investing activities        19       (571)
                                                                 -------    -------

Cash flows from financing activities:
    (Increase) decrease in restricted cash                           (10)       386
    Repayment of principal on long-term debt                        (524)      (862)
                                                                 -------    -------
           Net cash used in financing activities                    (534)      (476)
                                                                 -------    -------

Net increase in cash and cash equivalents                            801      1,029
Cash and cash equivalents, beginning of period                     1,562      1,390
                                                                 -------    -------
Cash and cash equivalents, end of period                         $ 2,363    $ 2,419
                                                                 =======    =======

Cash paid during the period for interest                         $ 3,008    $ 2,959
                                                                 =======    =======

                           See accompanying notes.

                                  Exhibit B
                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                  Notes to Consolidated Financial Statements
                                 (Unaudited)


1.  General
    -------

        The accompanying financial statements, footnotes and discussions should be read in conjunction with the financial statements and footnotes contained in the Partnership's Annual Report for the year ended March 31, 1997. In the opinion of management, the accompanying financial statements, which have not been audited, reflect all adjustments necessary to present fairly the results for the interim period. All of the accounting adjustments reflected in the accompanying interim financial statements are of a normal recurring nature.

        The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of December 31, 1997 and March 31, 1997 and revenues and expenses for each of the three- and nine-month periods ended December 31, 1997 and 1996. Actual results could differ from the estimates and assumptions used.

2.  Related Party Transactions
    --------------------------

        Accounts receivable - affiliates as of December 31, 1997 and March 31, 1997 consist of investor servicing fees due from the unconsolidated joint venture.

        Included in general and administrative expenses for the nine-month periods ended December 31, 1997 and 1996 is $60,000 and $55,000, respectively, representing reimbursements to an affiliate of the Managing General Partner for providing certain financial, accounting and investor communication services to the Partnership.

        Also included in general and administrative expenses for the nine-month periods ended December 31, 1997 and 1996 is $4,000 and $3,000, respectively, representing fees earned by an affiliate, Mitchell Hutchins Institutional Investors, Inc., for managing the Partnership's cash assets.

3.  Investment in Unconsolidated Joint Venture Partnership
    ------------------------------------------------------

        The Partnership has an investment in one unconsolidated joint venture which owns an operating investment property (Lincoln Garden Apartments), as discussed further in the Annual Report. The unconsolidated joint venture is accounted for by using the equity method because the Partnership does not have a voting control interest in the venture. Under the equity method, the investment is carried at cost adjusted for the Partnership's share of the unconsolidated venture's earnings, losses and distributions. The Partnership's policy is to recognize its share of unconsolidated venture's operations three months in arrears.

                                 Exhibit B
                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                  Notes to Consolidated Financial Statements
                                 (Unaudited)

     On September 18, 1997, the Partnership sold 75% of its interest in the Lincoln Garden joint venture to its co-venture partner for $18,845. The remaining 25% will be acquired by the co-venture partner for $6,155 on or after September 19, 1998. Upon completion of this sale, the total net proceeds to the Partnership will be $25,000. The sale was structured in two parts to minimize the negative tax consequences to the Lincoln Garden joint venture. Management does not believe that the value of the Lincoln Garden property has reached the point where it exceeds the outstanding first mortgage loan balance. Because management does not foresee a potential for appreciation in the value of the property in the foreseeable future, the Partnership negotiated a sale of its position to the co-venture partner for a nominal payment. During recent years, the operating performance of the Lincoln Garden Apartments has deteriorated, as evidenced by declining occupancy levels, lower rental income and an inability to generate positive cash flow. Since its inception, the Partnership has not received cash flow from this investment, and no cash flow from this asset is projected for the future. The Partnership recognized a gain for financial reporting purposes on the sale of its interest in Lincoln Garden because the equity method carrying value of the investment is negative, as prior year losses have exceeded the amount of the Partnership's initial investment. The gain related to the sale of the 75% portion of the Partnership's investment is reflected in the financial statements for the third quarter of fiscal 1998 due to the Partnership's three-month reporting lag.

     Summarized operations of the unconsolidated joint venture, for the periods indicated, are as follows:

                      Condensed Summary of Operations
       ---------------------------------------------------------------
       For the three and nine months ended September 30, 1997 and 1996
                                (in thousands)

                                 Three Months Ended      Nine Months Ended
                                   September 30,          September 30,
                                 ------------------      -----------------
                                  1997       1996       1997        1996
                                  ----       ----       ----        ----
Rental revenues                 $   275    $   277    $   776    $   836
Interest and other income            12         14         43         45
                                -------    -------    -------    -------
                                    287        291        819        881

Property operating expenses         143        157        465        471
Interest expense                    128        115        375        357
Depreciation and amortization        74         64        205        189
                                -------    -------    -------    -------
                                    345        336      1,045      1,017
                                -------    -------    -------    -------
Net loss                        $   (58)   $   (45)   $  (226)   $  (136)
                                =======    =======    =======    =======

                                  Exhibit B

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                  Notes to Consolidated Financial Statements
                                 (Unaudited)

                                           Three Months Ended    Nine Months Ended
                                             September 30,         September 30,
                                           ------------------    -----------------
                                            1997      1996      1997        1996
                                            ----      ----      ----        ----
     Net loss:
        Partnership's share of net loss    $(38)       $(30)      $(147)     $ (89)
        Co-venturer's share of net loss     (20)        (15)        (79)       (47)
                                           ----        ----       -----       ----
                                           $(35)       $(45)      $(226)     $(136)
                                           ====        ====       =====      =====

           Reconciliation of Partnership's Share of Operations For
           -------------------------------------------------------
          the three and nine months ended December 31, 1997 and 1996
                                (in thousands)

                                           Three Months Ended    Nine Months Ended
                                              December 31,          December 31,
                                          ------------------    -----------------
                                            1997      1996      1997        1996
                                            ----      ----      ----        ----
      Partnership's share
        of operations, as shown
         above                             $(38)       $(30)    $  (147)     $ (89)
      Amortization of excess basis           (1)         (1)         (3)        (3)
                                           ----        ----       -----       ----
      Partnership's share of
        unconsolidated
        venture's loss                     $(39)       $(31)    $  (150)     $ (92)
                                           ----        ----       -----       ----

4.  Operating Investment Properties
    -------------------------------

        The Partnership consolidates the results of two majority-owned and controlled joint ventures in its financial statements. The Partnership's policy is to report the operations of the consolidated joint ventures on a three-month lag.

        On December 16, 1985, the Partnership acquired an interest in 71st Street Housing Partners, Ltd., a joint venture formed to develop, own and operate the Harbour Pointe Apartments, a 234-unit two-story garden apartment complex located in Bradenton, Florida. Pursuant to an Amended and Restated Agreement of the Limited Partnership dated August 4, 1989, the general partner interests of the co-venturers were converted to limited partnership interests. As a result of the amendment, the Partnership, as the sole general partner, assumed control of the operations of the property.

        The Lakes Joint Venture ("Venture") was formed on May 30, 1985 in accordance with the provisions of the laws of the State of California for the purpose of developing, owning and operating The Lakes at South Coast Apartments, a 770-unit apartment complex located in Costa Mesa, California. As

                                  Exhibit B
                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                  Notes to Consolidated Financial Statements
                                 (Unaudited)


discussed further in the Annual Report, on September 26, 1991, in conjunction with a refinancing and modification of the Venture's long-term indebtedness, the original co-venture partner transferred its interest in the Venture to Development Partners, Inc. ("DPI"), a Delaware corporation and a wholly-owned subsidiary of Paine Webber Group, Inc., and withdrew from the Venture. As a result of the original co-venturer's withdrawal, the Partnership assumed control over the operations of the Venture.

        The following is a combined summary of property operating expenses for the Harbour Pointe Apartments and The Lakes at South Coast Apartments for the three and nine months ended September 30, 1997 and 1996 (in thousands):



                                              Three Months Ended        Nine Months Ended
                                                 September 30,            September 30,
                                              ------------------        -----------------
                                               1997       1996            1997     1996
                                               ----       ----            ----     ----
        Property operating expenses:
         Repairs and maintenance            $   324       $213          $  781    $  713
         Utilities                              169        147             438       447
         Management fees                        100         96             300       283
         Other operating and administrative     547        447           1,502     1,360
                                            -------    -------         -------    ------
                                            $ 1,140       $903          $3,021    $2,803
                                            =======    =======         =======    ======



5.  Long-term Debt
    --------------

        Long-term debt on the Partnership's balance sheet at December 31, 1997 and March 31, 1997 consists of the following (in thousands):

                                                 December 31       March 31
                                                 -----------       --------

Nonrecourse mortgage note payable
which secures Manatee County Housing
Finance Authority Revenue Refunding
Bonds. The mortgage loan is secured
by a deed to secure debt and a security
agreement covering the real and personal
property of the Harbour Pointe Apartments.         $ 9,125          $ 9,125

Developer loan payable which secures
County of Orange, California
Tax-Exempt Apartment Development
Revenue Bonds. The mortgage loan is

                                  Exhibit B
                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                  Notes to Consolidated Financial Statements
                                 (Unaudited)


nonrecourse and is secured by
a first deed of trust plus all
future rents and income generated
by The Lakes at South Coast
Apartments.                                         75,600           75,600

Nonrecourse loan payable to bank
secured by a third deed of trust
plus all future rents and income
generated by The Lakes at
South Coast Apartments.                              2,967            3,491

Prior    indebtedness    principal
payable   to  bank  by  The  Lakes
Joint  Venture.   This  obligation
is   nonrecourse   to  the   joint
venture.                                             3,411            3,411

Deferred gain from  forgiveness of
debt    (net    of     accumulated
amortization  of $2,134 and $1,877
at   September    30,   1997   and
December 31, 1996, respectively).                    3,144            3,401
                                                   -------          -------
                                                   $94,247          $95,028
                                                   =======          =======

        Mortgage loan secured by the Harbour Pointe Apartments:
        -------------------------------------------------------

        Original financing for construction of the Harbour Pointe Apartments was provided through $9,200,000 of Multi-Family Housing Mortgage Revenue Bonds, Series 1985 E due December 1, 2007 (the original Bonds) issued by the Manatee County Housing Finance Authority which bore interest at 8.25% plus a 1.25% letter of credit fee. An amount of $75,000 was paid on the original bonds prior to the refinancing. The original bond issue was refinanced on May 1, 1990 with $9,125,000 Weekly Adjustable/Fixed Rate Multi-Family Housing Revenue Refunding Bonds, Series 1990A, due December 1, 2007 (the Bonds). The interest rate on the Bonds is adjusted weekly to a minimum rate that would be necessary to remarket the Bonds in a secondary market as determined by a bank remarketing agent. The Bonds are secured by the Harbour Pointe Apartments. The fair market value of this debt obligation approximated $8.8 million as of September 30, 1997 and December 31, 1996.

        Interest on the underlying bonds is intended to be exempt from federal income tax pursuant to Section 103 of the Internal Revenue Code. In connection with obtaining the mortgage, the Harbour Pointe joint venture executed a Land Use Restriction Agreement with the Manatee County Housing Finance Authority which provides, among other things, that substantially all of the proceeds of the Bonds issued be utilized to finance multi-family housing of which 20% or more of the units are to be leased to low and

                                  Exhibit B
                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                  Notes to Consolidated Financial Statements
                                 (Unaudited)

moderate income families as established by the United States Department of Housing and Urban Development. In the event that the underlying Bonds do not maintain their tax-exempt status, whether by a change in law or by noncompliance with the rules and regulations related thereto, repayment of the note may be accelerated.

        Pursuant to the financing agreement, a bank has issued an irrevocable letter of credit to the Bond trustee in the joint venture's name for $9,247,500. An annual fee equal to 1% of the letter of credit balance is payable monthly to the extent of net cash operating income available to pay such fees. The letter of credit was scheduled to expire on December 15, 1997. During the second quarter of fiscal 1998, the letter of credit issuer approved the joint venture's application for an extension of the letter of credit through December 15, 2000. The new terms of the letter of credit agreement require the commencement of regular principal amortization payments on the underlying first mortgage loan of $60,000 per quarter beginning on February 15, 1998. The terms of the extension also increase the letter of credit fee to 1.25% per annum on the outstanding amount of $9,247,500, payable on a quarterly basis beginning February 15, 1998. The joint venture will also be required to make annual deposits to a lender-controlled escrow account equal to 75% of Harbour Pointe's annual net cash flow, as defined, for each fiscal year, beginning with fiscal 1998. All funds deposited to the escrow account will be returned to the joint venture upon the earlier of the termination and surrendering of the letter of credit to the lender or the achievement of a loan-to-value ratio equal to or less than 75%, as determined solely by the lender.

        Debt secured by The Lakes at South Coast Apartments:
        ----------------------------------------------------

        Original financing for construction of The Lakes at South Coast Apartments was provided from a developer loan in the amount of $76,000,000 funded by the proceeds of a public offering of tax-exempt apartment development revenue bonds. The Lakes Joint Venture ("the Venture") had been in default of the developer loan since December 1989 for failure to make full and timely payments on the loan. As a result of the Venture's default, the required semi-annual interest and principal payments due to the bond holders through June of 1991 were made by the bank which had issued an irrevocable letter of credit securing the bonds. Under the terms of the loan agreement, the Venture was responsible for reimbursing the letter of credit issuer for any draws made against the letter of credit which totalled $7,748,000.

        The original bond issue was refinanced during 1991 and the original developer loan was extinguished. The new developer loan (1991 Developer
Loan), in the amount of $75,600,000, is payable to the County of Orange and was funded by the proceeds of a public offering of tax-exempt apartment development revenues bonds issued, at par, by the County of Orange, California in September 1991. Principal is payable upon maturity, December 1, 2006. Interest on the bonds is variable, with the rate determined weekly by a remarketing agent and is payable in arrears on the first of each month.

                                  Exhibit B
                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                  Notes to Consolidated Financial Statements
                                 (Unaudited)

        The loan is secured by a first deed of trust plus all future rents and income generated by the operating investment property. Bond principal and interest payments are secured by an irrevocable letter of credit issued by a bank in the amount of $76,569,000, expiring December 15, 1998. The Venture pays an annual letter of credit fee equal to 1.3% of the outstanding amount, payable 73% monthly with the remaining 27% deferred and paid in accordance with the Reimbursement Agreement (Unpaid Accrued Letter of Credit Fees). Unpaid Accrued Letter of Credit Fees were $2,735,000 and $2,533,000 at September 30, 1997 and December 31, 1996, respectively. The bank letter of credit is secured by a second deed of trust on the operating investment property and future rents and income from the operating investment property.

        In conjunction with the 1991 Developer Loan, the Venture entered into a Reimbursement Agreement with the letter of credit issuer regarding the unreimbursed letter of credit draws referred to above. The letter of credit issuer agreed to forgive all outstanding accrued interest through September 26, 1991, aggregating $1,132,000, along with a portion of the outstanding principal in the amount of $300,000. In return, the Venture made a principal payment of $925,000, leaving an unpaid balance of $6,523,000 (Prior Indebtedness). The outstanding principal balance of the Prior Indebtedness bears interest payable to the letter of credit issuer at the rate of 11% per annum. Interest accrued on the Prior Indebtedness from the date of closing through June 1992 was forgiven by the letter of credit issuer. Interest forgiven during this period, along with related legal fees for the restructuring transaction, aggregated $746,000. Principal payments from available net cash flow and the release of certain restricted escrow funds described below totalled $3,112,000 through September 30, 1997, leaving an outstanding principal balance of $3,411,000 as of September 30, 1997. At the time of the refinancing the Venture also owed the letter of credit issuer fees totalling $2,184,000. The letter of credit issuer agreed to forgive $1,259,000 of such unpaid fees, leaving an unpaid balance of $925,000 (Deferred Prior Letter of Credit Fees). The Venture has a limited right to defer payment of interest and principal on the Prior Indebtedness and the Unpaid Accrued Letter of Credit Fees to the extent that the net cash flow from operations is not sufficient after the payment of debt service on the 1991 Developer Loan and the funding of certain required reserves. In addition, upon a sale or other disposition of the operating property, the Reimbursement Agreement allows for the payment to the Venture of an amount of $5,500,000, plus accrued interest at the rate of 8% per annum, prior to the repayment to the letter of credit issuer of the accrued interest on the Prior Indebtedness and the Deferred Prior Letter of Credit Fees.

        In November 1988, a borrowing arrangement with a bank was entered into to provide funds for The Lakes. The Venture obtained a line of credit secured by a third trust deed on the subleasehold interest, buildings and improvements, and rents and income in the amount of $6,300,000. Interest on the line of credit was originally payable monthly at 1-1/2% over the Citibank, N.A. prime rate. However, because of the default status of this obligation during 1990, interest had accrued at a rate of prime plus 4% through September 26, 1991. Accrued interest on the line of credit, which is payable to the same bank which issued the letter of credit in connection with the bonds, totalled $1,841,000 at September 26, 1991. The outstanding principal balance of the line of credit was $6,127,000 as of September 26, 1991. In conjunction with the refinancing of the developer loan described above, the lender agreed to forgive all of the outstanding accrued

                                  Exhibit B
                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                  Notes to Consolidated Financial Statements
                                 (Unaudited)

interest at the date of the refinancing. Interest accrues on the outstanding principal balance at the rate of 11% per annum beginning September 27, 1991. Payment of interest and principal on the line of credit borrowings, prior to a sale or other disposition of the operating property, is limited to the extent of available cash flow after the payment of debt service on the developer loan and the funding of certain required reserves. In addition, as with the Prior Indebtedness principal and interest described above, upon a sale or other disposition of the operating property, the payment of accrued interest on the line of credit borrowings is subordinated to the receipt by the Venture of $5,500,000 plus a simple return thereon of 8% per annum. Principal payments on the line of credit borrowings from available net cash flow totalled $3,160,000 through September 30, 1997, leaving an outstanding principal balance of $2,967,000 as of September 30, 1997.

        The restructuring of the Prior Indebtedness, the Deferred Letter of Credit Fees and the line of credit borrowings, as described above, have been accounted for in accordance with Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings". Accordingly, the forgiveness of debt, aggregating $5,278,000, has been deferred and is being amortized as a reduction of interest expense prospectively using a method approximating the effective interest method over the estimated remaining term of the Venture's indebtedness. At September 30, 1997 and December 31, 1996, $3,144,000 and $3,401,000, respectively, of such forgiven debt (net of accumulated amortization) has been reflected on the accompanying balance sheets and $257,000 has been amortized as a reduction of interest expense in the accompanying statements of operations for each of the nine-month periods ended September 30, 1997 and 1996.

        The 1991 Developer Loan required the establishment of a $2,000,000 deficit reserve account, funded from the Venturers' 1991 contributions. The loan also required the funding of an additional reserve account on a monthly basis from available cash flow (as defined) to the extent that the interest rate on the bonds was below 6%, until the balance in this reserve account totalled $1,000,000. During fiscal 1997, the requirement for the additional reserve account was eliminated and the balance in the account was applied against the Venture's outstanding debt obligations. The $2,000,000 deficit reserve may be used under certain circumstances to fund the Venture's debt service obligations to the extent that net operating income is insufficient. As of September 30, 1997 and December 31, 1996, the balance in the deficit reserve account totalled $1,184,000 and $1,146,000, respectively. Such amounts are included in restricted cash on the accompanying balance sheets. The remaining balance in restricted cash relates to operating cash accounts of the Venture in which disbursements are restricted by the bank.

        The 1991 Developer Loan contains several restrictive covenants, including, among others, a requirement that the Venture furnish the letter of credit issuer in September 1994 and September 1996 with certified independent appraisals of the fair market value of the operating investment property for an amount equal to or greater than $92,000,000 and $100,000,000, respectively. Failure to provide such appraisals was defined as an event of default under the Reimbursement Agreement. Through the first quarter of fiscal 1998, the Lakes Joint Venture had not provided the lender with an appraisal which met either the $92,000,000 or

                                  Exhibit B
                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
                  Notes to Consolidated Financial Statements
                                 (Unaudited)

$100,000,000 requirement and, accordingly, was in default under the Reimbursement Agreement. In February 1996, the lender issued a formal notice of default to the Joint Venture pursuant to the Reimbursement Agreement. For the past several years, the Managing General Partner has had discussions with the lender regarding possible changes to the appraisal requirements which were fully resolved during the second quarter of fiscal 1998. On September 18, 1997, the Partnership signed amendment documents with the lender to remove the appraisal requirements. As a result, the Venture is no longer in technical default. Additionally, the amendment allows the release of funds from certain reserve accounts that have been required by the lender. The property's improved operations and increasing rental rates, combined with the low interest rate on the tax-exempt bonds, make it no longer necessary to maintain these reserves. The money from these accounts was used to pay down approximately $1,900,000 of debt owed by the Venture to the lender. Such principal paydown will be reflected in the fourth quarter financial statements because the release of cash from the restricted accounts occurred subsequent to September 30, 1997. In addition, approximately $800,000 of the previously restricted cash has been reserved for the necessary painting of the property, and another $300,000 has been allocated for future capital needs. The fair value of the aggregate indebtedness secured by The Lakes at South Coast Apartments cannot presently be determined due to its unique terms and conditions.

                                  Exhibit B

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Information Relating to Forward-Looking Statements

        The following discussion of financial condition includes forward-looking statements which reflect management's current views with respect to future events and financial performance of the Partnership. These forward-looking statements are subject to certain risks and uncertainties, including those identified in Item 7 of the Partnership's Annual Report on Form 10-K for the year ended March 31, 1997 under the heading "Certain Factors Affecting Future Operating Results", which could cause actual results to differ materially from historical results or those anticipated. The words "believe", "expect", "anticipate," and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which were made based on facts and conditions as they existed as of the date of this report. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Liquidity and Capital Resources

        As previously reported, the Partnership is currently focusing on potential disposition strategies for the remaining investments in its portfolio. Management believes that the improvements in the apartment segment of the real estate market may provide the Partnership with favorable opportunities to sell The Lakes at South Coast Apartments and the Harbour Pointe Apartments in the near term. Management believes that due to improving market conditions, the values of The Lakes at South Coast Apartments and the Harbour Pointe Apartments have increased during recent months and are approaching or have exceeded the outstanding balances of the properties' debt encumbrances. However, it remains to be seen whether continued improvement in market conditions will be sufficient for the Partnership to recover significant portions of its original investments in the remaining properties. The Partnership's ability to recover any significant portion of its original capital will depend principally on the outcome of the sale of The Lakes at South Coast Apartments, which represents the majority of the Partnership's remaining portfolio. The rapidly improving market conditions in the Orange County area where The Lakes at South Coast Apartments is located have resulted in a significant increase in the estimated market value of The Lakes in recent months. As previously reported, during the quarter ended September 30, 1997, the Partnership received several unsolicited expressions of interest from potential purchasers of The Lakes which suggest that a sale price in excess of the outstanding balance of the secured indebtedness might be achievable. The dramatic rental rate increases in the Orange County market may also be an indication that the market is approaching its peak. As a result, management has selected a national brokerage firm to market The Lakes and expects to begin formal marketing efforts in February 1998 with a goal of completing a sale during calendar 1998. It is currently

                                  Exhibit B

contemplated that sales of all of the Partnership's remaining assets could be accomplished within the next 1 to 2 years. The sale of the remaining assets would be followed by the formal liquidation of the Partnership. There are no assurances, however, that the sale of the remaining assets and the liquidation of the Partnership will be completed within this time frame.

        The operations of the three remaining assets, The Lakes at South Coast Apartments, the Harbour Pointe Apartments and the Lincoln Garden Apartments, have been stabilized as a result of debt restructurings, and the properties do not currently require the use of the Partnership's cash reserves to support operations. Without these restructurings, the properties would most likely have been lost through foreclosure actions by the respective lenders. All three of these properties were financed with tax-exempt revenue bonds issued by local housing authorities. The interest rates on all three of these restructured debt obligations are now variable rates, which are based on comparable rates on similar tax-exempt obligations. Such rates have remained 3 to 4 percent per annum below comparable conventional rates over the past several years which has allowed the properties, for the most part, to generate excess cash flow after the payment of operating expenses and debt service obligations. This cash flow has been used to maintain these properties in competitive condition. If interest rates were to rise dramatically, The Lakes at South Coast Apartments and Harbour Pointe Apartments would require advances from the Partnership in order to continue paying their operating expenses and debt service obligations.

        As reported in the second quarter, on September 18, 1997 the Partnership sold 75% of its interest in the joint venture that owns the Lincoln Garden Apartments to its co-venture partner for $18,845. The remaining 25% will be acquired by the co-venture partner for $6,155 on or after September 19, 1998. Upon completion of this sale, the total net proceeds to the Partnership will be $25,000. The sale was structured in two parts to minimize the negative tax consequences to the Lincoln Garden joint venture. Unlike the Lakes and Harbour Pointe investments, management does not believe that the value of the Lincoln Garden property has reached the point where it exceeds the outstanding first mortgage loan balance. In addition, the co-venture partner has a priority position in the joint venture due to certain loans which it advanced to the venture to cover prior operating deficits. Because management does not foresee a potential for appreciation in the value of the property in the foreseeable future, the Partnership negotiated a sale of its position to the co-venture partner for a nominal payment. During recent years, the operating performance of the Lincoln Garden Apartments has deteriorated, as evidenced by declining occupancy levels, lower rental income and an inability to generate positive cash flow. Since its inception, the Partnership has not received cash flow from this investment, and no cash flow from this asset is projected for the future. The property is located in Tucson, Arizona, where a significant number of new apartment units have been constructed during recent years. These new apartment developments have placed negative competitive pressures on Lincoln Garden which is an older property located outside of Tucson's growing residential areas. The Partnership recognized a gain for financial reporting purposes on the sale of its interest in Lincoln Garden because the equity method carrying value of the investment is negative, as prior year losses have exceeded the amount of the Partnership's initial investment.

                                  Exhibit B

        The Harbour Pointe Apartments averaged 96% occupancy during the quarter ended December 31, 1997, a 3% increase from the previous quarter. As previously reported, the Partnership had initiated discussions with the issuer of the letter of credit on the Harbour Pointe Apartments, which was scheduled to expire on December 15, 1997. During the second quarter of fiscal 1998, the letter of credit issuer approved the joint venture's application for an extension of the letter of credit through December 2000. The new terms of the letter of credit agreement require the commencement of regular bond sinking fund contributions of $240,000 per annum to be paid in quarterly installments of $60,000 beginning February 15, 1998. The terms of the extension also increase the letter of credit fee from 1% to 1.25% per annum on the outstanding amount of $9,247,500, payable on a quarterly basis beginning February 15, 1998. The joint venture will also be required to make annual deposits to a lender-controlled escrow account equal to 75% of Harbour Pointe's annual net cash flow, as defined, for each fiscal year, beginning with fiscal 1998. All funds deposited to the escrow account will be returned to the joint venture upon the earlier of the termination and surrendering of the letter of credit to the lender or the achievement of a loan-to-value ratio equal to or less than 75%, as determined solely by the lender. Recent improvements in market conditions and in the operating performance of the Harbour Pointe Apartments have increased the estimated market value of the property to a level which slightly exceeds the outstanding first mortgage loan balance. Nonetheless, significant additional appreciation would have to occur in order to achieve a loan-to-value ratio of 75% or less. As a result, the effect of the new terms of the Harbour Pointe letter of credit will be that the cash flow from the property's operations will no longer be available to cover the Partnership's future operating expenses. However, the Partnership has sufficient cash reserves to cover operating expenses for the next several years. With the Partnership focusing on potential disposition strategies for its remaining investment properties and targeting a liquidation within the next 1 to 2 years, such reserves should be adequate to meet the Partnership's liquidity needs during this period. The Partnership plans to initiate marketing efforts for the sale of the Harbour Ponte property within the next several months.

        As previously reported, the Reimbursement Agreement which governs the secured debt obligations of The Lakes Joint Venture contains certain restrictive covenants, including, among others, a requirement that the venture provide the lender, in September 1994 and September 1996, with certified independent appraisals of the operating property indicating the value of the property to be equal to or greater than $92 million and $100 million, respectively. Failure to provide such appraisals was defined as an event of default under the Reimbursement Agreement. Through the first quarter of fiscal 1998, the Lakes Joint Venture had not provided the lender with an appraisal which met either the $92,000,000 or $100,000,000 requirement and, accordingly, was in default under the Reimbursement Agreement. In February 1996, the lender issued a formal notice of default to the Joint Venture pursuant to the Reimbursement Agreement. For the past several years, the Managing General Partner has had discussions with the lender regarding possible changes to the appraisal requirements which were fully resolved during the second quarter of fiscal 1998. On September 18, 1997, the Partnership signed amendment documents with the lender to remove the appraisal requirements. As a result, the Venture is no longer in technical default. Additionally, the amendment provided for the release of funds from certain reserve accounts that had been required by the lender. The property's improved

                                  Exhibit B

operations and increasing rental rates, combined with the low interest rate on the tax-exempt bonds, make it no longer necessary to maintain these reserves. The money from these accounts was used to pay down approximately $1,900,000 of debt owed by the Venture to the lender. Such principal paydown will be reflected in the fourth quarter financial statements because the release of cash from the restricted accounts occurred subsequent to September 30, 1997. In addition, approximately $800,000 of the previously restricted cash has been reserved for the necessary painting of the property, and another $300,000 has been allocated for future capital needs. The exterior painting project began during the third quarter. To date, two of the property's nine residential buildings have been painted. During January and February, the painting project will focus on the fencing, light posts and the clubhouse. In late February, the painting of the residential buildings will resume as the weather permits.

        The Lakes at South Coast Apartments had an average occupancy level of 95% for the quarter ended December 31, 1997, unchanged from the prior quarter. The property's leasing team was able to sustain a 95% occupancy level each month of the past quarter while implementing significant rental rate increases upon lease expirations. All new tenant leases are signed at the increased market rental rates which were raised substantially throughout the past year. In some instances, the new market rental rate is as much as $100 over the rent an existing tenant paid on their expiring lease. In order to minimize turnover of these apartments, existing tenants that elect to renew their leases are given 5% increases. Property management surveys indicate that 25% of tenants that did not renew their leases during the past quarter chose not to remain at the property due to the rent increases. Although turnover has increased compared to the same period last year, traffic has correspondingly increased and the occupancy level remains high despite the aggressive rental rate increases.

        At December 31, 1997, the Partnership and its consolidated joint ventures had available cash and cash equivalents of approximately $2,356,000. Such cash and cash equivalents will be used for the working capital requirements of the Partnership and the consolidated ventures and, to the extent necessary and economically justified, to fund the Partnership's share of any future capital improvements or operating deficits of its remaining joint venture investments. As noted above, approximately $1.1 million of capital improvements planned at The Lakes will be paid from the balances in the restricted escrow accounts formerly required by the property's mortgage lender. The source of future liquidity and distributions to the partners is expected to be from cash generated from the operations of the remaining investment properties and from proceeds received from the sale, refinancing or other disposition of such properties.

Results of Operations
Three Months Ended December 31, 1997

        For the three months ended December 31, 1997, the Partnership reported net income of $1,501,000 as compared to a net loss of $416,000 for the same period in the prior year. This favorable change in net income (loss) is primarily the result of a $2,010,000 gain recognized on the sale of 75% of the Partnership's

                                  Exhibit B

interest in the Lincoln Garden joint venture in September 1997, as discussed further above. This favorable change in net income (loss) was partially offset by an increase in the Partnership's operating loss of $85,000 (including the co-venturers' share of consolidated ventures' losses) an increase in the Partnership's share of unconsolidated venture's loss of $8,000. The Partnership's operating loss, which includes the consolidated results of the Lakes and Harbour Pointe joint ventures, increased mainly due to an increase in property operating expenses and interest charges which were partially offset by an increase in rental revenues and a decrease in depreciation expense. Property operating expenses increased by $237,000 mainly due to an increase in repairs and maintenance related expenditures at both consolidated properties during the current three-month period. Interest expense increased mainly due to an increase in the annual letter of credit fee on the debt of The Lakes Joint Venture from 1% to 1.3% effective December 16, 1996, as discussed further in the Annual Report. Rental revenues increased mainly due to an $82,000 increase in revenue at The Lakes as a result of increases in rental rates. Depreciation expense decreased by $115,000 as a result of certain assets having become fully depreciated at The Lakes during fiscal 1997.

        The Partnership's share of unconsolidated venture's loss, which represents the operating results of the Lincoln Garden joint venture, increased by $8,000 in the current three-month period mainly due to a $13,000 increase in interest expense and a $10,000 increase in depreciation and amortization expense which were partially offset by a $14,000 decrease in property operating expenses.

Nine Months Ended December 31, 1997

        The Partnership reported net income of $987,000 for the nine-month period ended December 31, 1997 as compared to a net loss of $1,349,000 for the same period in the prior year. This favorable change in net income (loss) is primarily the result of a $2,010,000 gain recognized on the sale of 75% of the Partnership's interest in the Lincoln Garden joint venture in September 1997, as discussed further above. Also contributing to the favorable change in the Partnership's net income (loss) was a decrease in the Partnership's operating loss of $384,000 (including the co-venturers' share of consolidated ventures' losses) which was partially offset by a $58,000 increase in the Partnership's share of unconsolidated venture's loss. Operating loss, which includes the consolidated results of the Lakes and Harbour Pointe joint ventures, decreased mainly due to an increase in rental revenue of $402,000 and a decrease in depreciation expense of $345,000. Rental revenues increased primarily due to a $386,000 increase in revenue at The Lakes as a result of increases in rental rates compared to the same period in the prior year. Depreciation expense declined as a result of certain assets having become fully depreciated at The Lakes during fiscal 1997. The increase in rental revenue and decrease in depreciation expense were partially offset by an $81,000 decrease in other income and increases in the property operating, general and administrative, and interest expense categories. Other income decreased mainly due to real estate tax refunds received by The Lakes Joint Venture during the prior year. Property operating expenses were higher mainly due to increases in repairs and maintenance, advertising, salaries and management fees at The Lakes and an increase in repairs and maintenance expenses at Harbour Pointe. The increase in general and administrative expenses was largely

                                  Exhibit B

attributable to an increase in certain required professional services compared to the same period in the prior year.

        The Partnership's share of unconsolidated venture's loss, which represents the operating results of the Lincoln Garden joint venture, increased by $58,000 in the current nine-month period due to a $60,000 decrease in rental income. Rental income decreased mainly as a result of a decline in average occupancy when compared to the same period in the prior year due to the competitive conditions referred to above.

                                  Exhibit B

                                   PART II
                              Other Information

Item 1. Legal Proceedings  NONE
------------------------

Item 2. through 5.   NONE
------------------

Item 6. Exhibits and Reports on Form 8-K
----------------------------------------

(a)   Exhibits:   NONE

(b)   Reports on Form 8-K:

      No reports on Form 8-K have been filed by the registrant during the quarter for which this report is filed.

                                  Exhibit B


                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.


                                  SIGNATURES
                                  ----------

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            PAINEWEBBER DEVELOPMENT
                                            PARTNERS FOUR, LTD.


                                            By:  Fourth Development Fund Inc.
                                               ------------------------------
                                                     Managing General Partner




                                            By: /s/ Walter V. Arnold
                                               ---------------------
                                               Walter V. Arnold
                                               Senior Vice President and
                                               Chief Financial Officer


Dated:  February 17, 1998

                 PaineWebber Development Partners Four, Ltd.
               265 Franklin Street, Boston, Massachusetts 02110


                       CONSENT OF THE LIMITED PARTNERS
               FOR THE SALE OF SUBSTANTIALLY ALL PROPERTIES AND
               LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP
                                 May 4, 1998

The undersigned is a Limited Partner of PaineWebber Development Partners Four, Ltd. (the "Partnership") on April 28, 1998, the Record Date with respect to the number of units of limited partnership interests ("Units") that are set forth to the left of the signature of this Consent Card. The undersigned hereby takes the action indicated below with respect to the sale of the remaining properties held by the Partnership and the liquidation and dissolution of the Partnership (collectively, the "Sale and Liquidation".) If this Consent Card is executed and dated but no action is indicated below, the delivery of this Consent Card shall be deemed to be a consent for the Sale and Liquidation. Unless otherwise indicated, it will be assumed that all Units held by the undersigned as of the Record Date are subject to this Consent Card.


 THE GENERAL PARTNERS RECOMMEND A VOTE TO CONSENT TO THE FOLLOWING PROPOSAL:


To effect the Sale and Liquidation, as more fully described in the Consent Solicitation Statement dated May 4, 1998.


                  [ ] CONSENT [ ] WITHHOLD CONSENT

Please mark an "X" in the appropriate box above and then sign, date, and return this Consent Card promptly by using the enclosed postage-paid envelope or by mailing to PaineWebber Development Partners Four, Ltd., c/o Investor Services, P.O. Box 7090, Troy, MI 48007-7090.


                    Your signature is required on reverse

This Consent Card must be signed by the Limited Partner(s) exactly as the name(s) appear(s) on the Units that are being voted hereunder. Joint owners should both sign. If the party executing this Consent Card is a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, please indicate such capacity or title.

ACCOUNT NUMBER:

UNITS:

                                                  ----------------------------
                                                  Signature



                                                  ----------------------------
                                                  Signature of Joint Owner



                                                  ----------------------------
                                                  Capacity or Title


                                                  ----------------------------
                                                   Date


                                        PLEASE SIGN, DATE AND RETURN PROMPTLY